Filed Pursuant to Rule 433
Issuer Free Writing Prospectus dated May 11, 2020
Relating to Registration Statement No. 333-231146

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 1 Investor Presentation First Quarter – 2020 Main Street Capital Corporation NYSE: MAIN mainstcapital.com

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 2 Disclaimers Main Street Capital Corporation (MAIN) cautions that statements in this presentation that are forward - looking, and provide other than historical information, involve risks and uncertainties that may impact our future results of operations. The forward - looking statements in this presentation are based on current conditions as of May 8, 2020, and include, but are not limited to, statements regarding our goals, beliefs, strategies, future operating results and cash flows, operating expenses, investment originations and performance, available capital, payment and the tax attributes of future dividends and shareholder returns. Although our management believes that the expectations reflected in any forward - looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; the potential impacts of the COVID - 19 pandemic on our and our portfolio companies’ business and operations, liquidity and access to capital, and on the U.S. and global economies, including public health requirements in response to the pandemic; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact our operations or the operations of our portfolio companies; the operating and financial performance of our portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward - Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in our filings with the Securities and Exchange Commission (www.sec.gov), including our most recent annual report on Form 10 - K and quarterly report on Form 10 - Q. We undertake no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations. MAIN has filed a registration statement (including a prospectus and prospectus supplements) with the SEC for any offering to which this communication may relate and may file one or more supplements to the prospectus in the future. Before you invest in any of MAIN’s securities, you should read the registration statement and the applicable prospectus and prospectus supplement(s) in order to fully understand all of the implications and risks of an offering of MAIN’s securities .. You should also read other documents MAIN has filed with the SEC for more complete information about MAIN and its securities offerings . You may get these documents for free by visiting EDGAR on the SEC website at www . sec . gov . Alternatively, MAIN will arrange to send you any applicable prospectus and prospectus supplement if you request such materials by calling us at (713) 350 - 6000 . These materials are also made available, free of charge, on our website at www . mainstcapital . com . Information contained on our website is not incorporated by reference into this communication . The summary descriptions and other information included herein are intended only for informational purposes and convenient reference . The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations . Before making an investment decision with respect to MAIN, investors are advised to carefully review an applicable prospectus to review the risk factors described or incorporated by reference therein, and to consult with their tax, financial, investment and legal advisors . These materials do not purport to be complete, and are qualified in their entirety by reference to the more detailed disclosures contained in an applicable prospectus and MAIN’s related documentation . Distributable net investment income is net investment income, as determined in accordance with U . S . generally accepted accounting principles, or U . S . GAAP, excluding the impact of share - based compensation expense which is non - cash in nature . MAIN believes presenting distributable net investment income and the related per share amount is useful and appropriate supplemental disclosure of information for analyzing its financial performance since share - based compensation does not require settlement in cash . However, distributable net investment income is a non - U . S . GAAP measure and should not be considered as a replacement for net investment income and other earnings measures presented in accordance with U . S . GAAP . Instead, distributable net investment income should be reviewed only in connection with such U . S . GAAP measures in analyzing MAIN’s financial performance .

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 3 Main Street Capital Corporation Corporate Overview and Investment Strategy 1 st Quarter – 2020

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 4 MAIN is a Principal Investor in Private Debt and Equity Hybrid debt and equity investment strategy, internally managed operating structure and focus on Lower Middle Market differentiates MAIN from other investment firms (1) Capital under management includes undrawn portion of debt capital as of March 31, 2020 Internally - managed Business Development Company (BDC) • IPO in 2007 • Over $4.0 billion in capital under management (1) – Over $2.9 billion internally at MAIN (1) – Over $1.1 billion as a sub - adviser to a third party (1) Primarily invests in the under - served Lower Middle Market (LMM) • Targets companies with revenue between $10 million - $150 million; EBITDA between $3 million - $20 million • Provides single source solutions including a combination of first lien, senior secured debt and equity financing Debt investments in Middle Market companies • Issuances of first lien, senior secured and/or rated debt investments • Larger companies than LMM investment strategy Debt investments originated in collaboration with other funds • First lien, senior secured debt investments in privately held companies originated through strategic relationships with other investment funds • Similar in size, structure and terms to LMM and Middle Market investments Attractive asset management advisory business Significant management ownership / investment in MAIN Headquartered in Houston, Texas

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 5 MAIN is a Principal Investor in Private Debt and Equity Long - term focus on delivering our shareholders sustainable growth in net asset value and recurring dividends per share Consistent cash dividend yield – dividends paid monthly • MAIN has never decreased its monthly dividend rate • 86% increase in monthly dividends from $0.33 per share paid in Q4 2007 to declared dividends of $0.615 per share for Q3 2020 Owns three Small Business Investment Company (SBIC) Funds • Main Street Mezzanine Fund (2002 vintage), Main Street Capital II (2006 vintage) and Main Street Capital III (2016 vintage) • Provides access to 10 - year, low cost, fixed rate government - backed leverage Strong capitalization and liquidity position – stable, long - term debt and significant available liquidity to take advantage of opportunities • Favorable opportunities in capital markets through investment grade rating of BBB - /Stable from Standard & Poor’s Rating Services • Total SBIC debenture regulatory financing capacity of $350.0 million MAIN’s unique investment strategy, efficient operating structure and conservative capitalization are designed to provide sustainable, long - term growth in recurring monthly dividends and long - term capital appreciation to our shareholders

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 6 MAIN is a Principal Investor in Private Debt and Equity Equity investments in LMM portfolio provide both the opportunity to grow net asset value (NAV) per share and generate recurring dividend income and periodic realized gains to support MAIN’s dividend growth • NAV growth of $7.88 per share (or 61%) since 2007 • Cumulative net realized gains from LMM portfolio investments of $115.5 million ($28.9 million net for the total investment portfolio) since the Initial Public Offering • Approximately $2.74 per share in cumulative, pre - tax net unrealized appreciation on LMM portfolio at March 31, 2020 • Realized gains provide taxable income in excess of net investment income and help fund MAIN’s dividends Internally managed operating structure provides significant operating leverage • Favorable ratio of total operating expenses, excluding interest expense, to average total assets of approximately 1.3% (1) • Greater portion of gross portfolio returns are delivered to our shareholders • Significant positive impact to Net Investment Income • Alignment of interests between MAIN management and our shareholders Focus on LMM equity investments and efficient operating structure differentiates MAIN and provides opportunity for significant total returns for our shareholders (1) Based upon the trailing twelve months ended March 31, 2020

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 7 MAIN Strategy Produces Differentiated Returns Enhanced Value Proposition - Three Ways to Win are Better Than One 1. Sustain and Grow Dividends • Efficient operating structure provides operating leverage to grow distributable net investment income, and dividends paid, as investment portfolio and total investment income grow • 86% increase in monthly dividends from $0.33 per share paid in Q4 2007 to declared dividends of $0.615 per share for Q3 2020 • Never decreased regular monthly dividends (including through 2008/2009 recession) • Paid or declared $28.985 per share in total dividends since October 2007 IPO at $15.00 per share ($24.945 per share in regular dividends and $4.040 per share in supplemental dividends) • Multi - faceted investment strategy supports growth of dividends over various cycles and markets 2. Meaningfully Grow Net Asset Value (“NAV”) Per Share • $12.85 at December 31, 2007 to $20.73 at March 31, 2020 – 61% growth; CAGR of 4.0% • Represents incremental economic return to investors beyond dividends • MAIN’s debt - focused peers (which comprises most BDCs) cannot generate NAV per share growth through the cycles • Unrealized appreciation is a good proxy for future dividend growth without the need for additional capital through growing portfolio dividend income and harvested realized gains from equity investments • Ability to grow NAV per share provides opportunity for MAIN stock share price appreciation and additional shareholder returns 3. Supplement Growth in Distributable Net Investment Income with Periodic Realized Gains • LMM equity component of investment strategy provides opportunity for meaningful realized gains (analogous to PIK income on debt investments from cash flow perspective, but more tax efficient and without cap on upside) • Realized gains validate the quality of MAIN’s unrealized appreciation • Realized gains can be paid to shareholders as dividends or retained for future reinvestment due to MAIN’s unique tax structure

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 8 $8.00 $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 $22.00 $24.00 $26.00 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 NAV Per Share DNII and Dividends Per Share Monthly Dividends DNII per share NAV per share $0.00 Recessionary Period Historical Monthly Dividends, Net Asset Value (“NAV”) and Distributable Net Investment Income (“DNII”) Per Share MAIN’s unique focus on equity investments in the Lower Middle Market provides the opportunity for significant NAV per share growth MAIN’s efficient operating structure provides significant operating leverage, greater dividends and greater overall returns for our shareholders • In addition to monthly dividends above, $4.04 per share of supplemental dividends have been paid since 2013 • Annual return on equity averaging approximately 12.5% from 2010 through the first quarter of 2020 2007 207 2007

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 9 Lower Middle Market (LMM) Investment Strategy Investment Objectives • High cash yield from secured debt investments (10.1% weighted - average cash coupon as of March 31, 2020); plus • Dividend income and periodic capital gains from equity investments Investments are structured for (i) protection of capital, (ii) high recurring income and (iii) meaningful capital gain opportunity Focus on self - sponsored, “one stop” financing opportunities • Partner with business owners and entrepreneurs • Recapitalization, buyout, growth and acquisition capital • Extensive network of grass roots referral sources • Strong and growing “Main Street” brand recognition / reputation Provide customized financing solutions Investments have low correlation to the broader debt and equity markets and attractive risk - adjusted returns LMM investment strategy differentiates MAIN from its competitors and provides attractive risk - adjusted returns

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 10 LMM Investment Opportunity Large and critical portion of U.S. economy • 175,000+ domestic LMM businesses (1) LMM is under - served from a capital perspective and less competitive Inefficient asset class generates pricing inefficiencies • Typical entry enterprise values between 4.5X – 6.5X EBITDA • Typical entry leverage multiples between 2.0X – 4.0X EBITDA to MAIN debt investment Partner relationship with the management teams of our portfolio companies vs a “commoditized vendor of capital” MAIN targets LMM investments in established, profitable companies Characteristics of LMM provide beneficial risk - reward investment opportunities (1) Source: U.S. Census 2012 – U.S. Data Table by Enterprise Receipt Size; 2012 County Business Patterns and 2012 Economic Census; i ncludes Number of Firms with Enterprise Receipt Size between $10,000,000 and $99,999,999

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 11 Private Loan Investment Strategy Investment Objectives • Access proprietary investments with attractive risk - adjusted return characteristics • Generate cash yield to support MAIN monthly dividend Investment Characteristics • Investments in companies that are consistent with the size of companies in our LMM and Middle Market portfolios • Proprietary investments originated through strategic relationships with other investment funds on a collaborative basis • Current Private Loan portfolio companies have weighted - average EBITDA of approximately $51.9 million (1) Investments in secured debt investments • First lien, senior secured debt investments • Floating rate debt investments 8% – 12% targeted gross yields • Weighted - average effective yield (2) of 9.0% (3) • Net returns positively impacted by lower overhead requirements and modest use of leverage • Floating rate debt investments provide matching with MAIN’s floating rate credit facility Private Loan portfolio investments are primarily debt investments in privately held companies which have been originated through strategic relationships with other investment funds on a collaborative basis, and are often referred to in the debt markets as “club deals” (1) This calculation excludes three Private Loan portfolio companies as EBITDA is not a meaningful metric for these portfolio com pan ies (2) Weighted - average effective yield includes amortization of deferred debt origination fees and accretion of original issue discoun t, but excludes fees payable upon repayment of the debt instruments and any debt investments on non - accrual status (3) Weighted - average effective yield is calculated using the applicable floating interest rate as of March 31, 2020

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 12 Middle Market Debt Investment Strategy Investment Objective • Generate cash yield to support MAIN monthly dividend Investments in secured and/or rated debt investments • First lien, senior secured debt investments • Floating rate debt investments Larger companies than the LMM investment strategy • Current Middle Market portfolio companies have weighted - average EBITDA of approximately $80.6 million (1) Large and critical portion of U.S. economy • Nearly 200,000 domestic Middle Market businesses (2) More relative liquidity than LMM investments 6% – 10% targeted gross yields • Weighted - average effective yield (3) of 8 .1% (4) • Net returns positively impacted by lower overhead requirements and modest use of leverage • Floating rate debt investments provide matching with MAIN’s floating rate credit facility MAIN maintains a portfolio of debt investments in Middle Market companies (1) This calculation excludes one Middle Market portfolio company as EBITDA is not a meaningful metric for this portfolio com pany (2) Source: National Center for The Middle Market; includes number of U.S. domestic businesses with revenues between $10 m ill ion and $1 billion (3) Weighted - average effective yield includes amortization of deferred debt origination fees and accretion of original issue discoun t, but excludes fees payable upon repayment of the debt instruments and any debt investments on non - accrual status (4) Weighted - average effective yield is calculated using the applicable floating interest rate as of March 31, 2020

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 13 Asset Management Business In May 2012, MAIN (1) entered into an investment sub - advisory agreement with the investment adviser to HMS Income Fund, Inc., a non - listed BDC • MAIN (1) provides asset management services, including sourcing, diligence and post - investment monitoring • MAIN (1) receives 50% of the investment adviser’s base management fee and incentive fees – MAIN (1) base management fee – 1% of total assets – MAIN (1) incentive fees – 10% of net investment income above a hurdle and 10% of net realized capital gains Benefits to MAIN • No significant increases to MAIN’s operating costs to provide services (utilize existing infrastructure and leverage fixed costs) • No invested capital – monetizing the value of MAIN franchise • Significant positive impact on MAIN’s financial results – $2.3 million contribution to net investment income in the first quarter of 2020 (2) – $11.7 million contribution to net investment income for the year ended December 31, 2019 (2) – $61.6 million of cumulative unrealized appreciation as of March 31, 2020 MAIN’s asset management business represents additional income diversification and the opportunity for greater shareholder returns MAIN’s internally managed operating structure provides MAIN’s shareholders the benefits of this asset management business (1) Through MAIN’s wholly owned unconsolidated subsidiary, MSC Adviser I, LLC (2) Contribution to Net Investment Income includes (a) dividend income received by MAIN from MSC Adviser I, LLC and (b) operating ex penses allocated from MAIN to MSC Adviser I, LLC

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 14 MAIN Regulatory Framework Operates as a Business Development Company • Regulated by Securities and Exchange Commission - 1940 Act • Publicly - traded, private investment company Regulated Investment Company (RIC) tax structure • Eliminates corporate level income tax • Efficient tax structure providing high yield to investors • Passes through capital gains to investors Small Business Investment Company (SBIC) subsidiaries • Regulated by the U.S. Small Business Administration (SBA) • Access to low cost, fixed rate, long - term leverage • Total SBIC debenture regulatory financing capacity of $350.0 million • Total outstanding leverage of $304.8 million through two wholly owned SBIC Funds • MAIN is a previous SBIC of the Year Award recipient Highly regulated structure provides significant advantages and protections to our shareholders, including investment transparency, tax efficiency and beneficial leverage

# MAIN Corporate Structure – Internally Managed

**"Internally managed" structure means no external management fees or expenses are paid, providing operating leverage to MAIN's business; MAIN targets total operating and administrative costs at or less than 2% of assets**



Main Street Capital Corporation (BDC/RIC)
Assets: ~$1,916 million
Line of Credit: $277 million
($740.0 million facility)(1)
Notes: ~$510 million(2)
Main Street Mezzanine Fund, LP (2002 vintage SBIC)
Assets: ~$210 million
SBIC Debt: ~$140 million outstanding
Main Street Capital II, LP (2006 vintage SBIC)
Assets: ~$84 million
Main Street Capital III, LP (2016 vintage SBIC)
Assets: ~$265 million
SBIC Debt: $165 million outstanding

(1) As of March 31, 2020, MAIN's credit facility had $740.0 million in total commitments. MAIN's credit facility includes an accordion feature which could increase total commitments up to $800.0 million

(2) $325.0 million of 5.20% Notes due May 2024 and $185.0 million of 4.50% Notes due December 2022

Main Street Capital Corporation NYSE: MAIN mainstcapital.com

Page 15

# MAIN Co-Founders and Executive Management Team

**Dwayne Hyzak; CPA[1][2]**
**CEO**

- Co-founded MAIN; Joined Main Street group in 2002; affiliated with Main Street group since 1999
- Director of acquisitions / integration with Quanta Services (NYSE: PWR)
- Manager with a Big 5 Accounting Firm's audit and transaction services groups

**David Magdol[1][2]**
**President and CIO[3]**

- Co-founded MAIN; Joined Main Street group in 2002
- Vice President in Lazard Freres Investment Banking Division
- Vice President of McMullen Group (John J. McMullen's Family Office)

**Vince Foster; CPA & JD[1][2]**
**Executive Chairman**

- Co-founded MAIN and MAIN predecessor funds (1997)
- Co-founded Quanta Services (NYSE: PWR)
- Partner in charge of a Big 5 Accounting Firm's Corporate Finance/Mergers and Acquisitions practice for the Southwest United States

**Jesse Morris; CPA**
**COO[4] and Executive Vice President**

- Joined MAIN in 2019
- Previously Executive Vice President with Quanta Services (NYSE: PWR)
- Prior experience with a Big 5 Accounting Firm and a publicly-traded foodservice distribution company

**Brent Smith; CPA**
**CFO and Treasurer**

- Joined MAIN in 2014
- Previously CFO with a publicly-traded oilfield services company
- Prior experience with a Big 5 Accounting Firm and a publicly-traded financial consulting firm

**Jason Beauvais; JD**
**SVP, GC, CCO[5] and Secretary**

- Joined MAIN in 2008
- Previously attorney for Occidental Petroleum Corporation (NYSE: OXY) and associate in the corporate and securities section at Baker Botts LLP

(1) Member of MAIN Executive Committee
(2) Member of MAIN Investment Committee
(3) Chief Investment Officer
(4) Chief Operating Officer
(5) Chief Compliance Officer

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 16

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 17 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 $2.50 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Monthly Dividends Monthly Dividends Per Share – Sustainable Growth Recurring monthly dividend has never been decreased and has shown meaningful (86%) growth since IPO Based upon the current annualized monthly dividends for the third quarter of 2020, the annual effective yield on MAIN’s stock is 9.5% (1) MAIN has also paid $4.04 in supplemental dividends Cumulative dividends paid or declared, including supplemental dividends, from October 2007 IPO (at $15.00 per share) through Q3 2020 equal $28.985 per share (2) (1) As of May 6, 2020; based upon the closing market price of $25.87 per share, per share and the annualized most recently declar ed monthly dividends (2) Based upon dividends which have been paid or declared as of May 6, 2020 Trailing Twelve Months Monthly Dividends Per Share (2) 2020

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 18 Main Street Capital Corporation Investment Portfolio 1 st Quarter – 2020

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 19 Total Investment Portfolio Includes complementary LMM debt and equity investments, Private Loan debt investments and Middle Market debt investments Total investment portfolio at fair value consists of approximately 49% LMM / 26% Private Loan / 18% Middle Market / 7% Other (1) Portfolio investments 181 LMM, Private Loan and Middle Market portfolio companies • Average investment size of $ 12.6 million (2) • Largest individual portfolio company represents 4.4% (3) of total investment income and 3.0% of total portfolio fair value (most investments are less than 1%) • Ten non - accrual investments, which represent 1.3% of the total investment portfolio at fair value and 5.3% at cost. • Weighted - average effective yield (4) of 9 .7% Significant diversification Diversity provides structural protection to investment portfolio, revenue sources, income, cash flows and shareholder dividends • Issuer • Industry • Transaction type (1) Other includes MSC Adviser I, LLC, MAIN’s External Investment Manager (2) As of March 31, 2020; based on cost (3) Based upon total investment income for the trailing twelve month period ended March 31, 2020 (4) Weighted - average effective yield includes amortization of deferred debt origination fees and accretion of original issue discoun t, but excludes fees payable upon repayment of the debt instruments and any debt investments on non - accrual status • Geography • End markets • Vintage

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 20 Total Portfolio by Industry (as a Percentage of Cost) (1) (1) Excluding MAIN’s Other Portfolio investments and the External Investment Manager, as described in MAIN’s public filings, whic h r epresent approximately 5% of the total portfolio Machinery, 8% Commercial Services & Supplies, 5% Aerospace & Defense, 5% Energy Equipment & Services, 5% Construction & Engineering, 5% IT Services, 5% Health Care Providers & Services, 5% Internet Software & Services, 4% Media, 4% Diversified Telecommunication Services, 4% Leisure Equipment & Products, 4% Hotels, Restaurants & Leisure, 4% Electronic Equipment, Instruments & Components, 4% Oil, Gas & Consumable Fuels, 3% Specialty Retail, 3% Communications Equipment, 3% Professional Services, 3% Food Products, 3% Software, 3% Distributors, 3% Diversified Financial Services, 2% Containers & Packaging, 2% Computers & Peripherals, 1% Diversified Consumer Services, 1% Trading Companies & Distributors, 1% Transportation Infrastructure, 1% Food & Staples Retailing, 1% Construction Materials, 1% Chemicals, 1% Internet & Catalog Retail, 1% Other, 5%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 21 LBO/MBO Acquisition Recapitalization/ Refinancing Diversified Total Portfolio (as a Percentage of Cost) (1) Invested Capital by Transaction Type Invested Capital by Geography (2) 22% 20% 27% 14% 17% (1) Excluding MAIN’s Other Portfolio investments and the External Investment Manager, as described in MAIN’s public filings, whic h r epresent approximately 5% of the total portfolio (2) Based upon portfolio company headquarters and excluding any MAIN investments headquartered outside the U.S., which represent app roximately 2% of the total portfolio Growth Capital 12% 40% 44% 4%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 22 LMM Investment Portfolio 70 portfolio companies / $1,168.2 million in fair value • 49% of total investment portfolio at fair value Debt yielding 11.8% (1) (64% of LMM portfolio at cost) • 98% of debt investments have first lien position • 63% of debt investments earn fixed - rate interest • Approximately 795 basis point net cash interest margin vs “matched” fixed interest rate on SBIC debentures Equity in 99% of LMM portfolio companies representing 41% average ownership position (36% of LMM portfolio at cost) • Opportunity for fair value appreciation, capital gains and cash dividend income • 62% of LMM companies (2) with direct equity investment are currently paying dividends • Fair value appreciation of equity investments supports Net Asset Value per share growth • Lower entry multiple valuations, lower cost basis • $176.6 million, or $2.74 per share, of cumulative pre - tax net unrealized appreciation at March 31, 2020 LMM Investment Portfolio consists of a diversified mix of secured debt and lower cost basis equity investments (1) Weighted - average effective yield includes amortization of deferred debt origination fees and accretion of original issue discoun t, but excludes fees payable upon repayment of the debt instruments and any debt investments on non - accrual status (2) Includes the LMM companies which (a) MAIN is invested in direct equity and (b) are treated as flow - through entities for tax purp oses; based upon dividend income for the trailing twelve month period ended March 31, 2020

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 23 LMM Investment Portfolio Median LMM portfolio credit statistics: • Senior leverage of 2 .6 x EBITDA through MAIN debt position • 3.0x EBITDA to senior interest coverage • Total leverage of 2.6x EBITDA including debt junior in priority to MAIN • Free cash flow de - leveraging improves credit metrics and increases equity appreciation Average investment size of $16.7 million at fair value or $14.2 million on a cost basis (less than 1% of total investment portfolio) Opportunistic, selective posture toward new investment activity over the economic cycle High quality, seasoned LMM portfolio • Total LMM portfolio investments at fair value equals 118 % of cost • Equity component of LMM portfolio at fair value equals 162% of cost • Significant portion of LMM portfolio has de - leveraged and a majority of the LMM portfolio investments have experienced equity appreciation LMM Investment Portfolio is a pool of high quality, seasoned assets with attractive risk - adjusted return characteristics

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 24 LMM Portfolio by Industry (as a Percentage of Cost) Machinery, 10% Energy Equipment & Services, 9% Electronic Equipment, Instruments & Components, 8% Construction & Engineering, 6% Leisure Equipment & Products, 6% Professional Services, 5% Food Products, 5% Internet Software & Services, 4% Containers & Packaging, 4% Commercial Services & Supplies, 4% IT Services, 4% Hotels, Restaurants & Leisure, 4% Media, 3% Software, 3% Computers & Peripherals, 3% Distributors, 3% Diversified Consumer Services, 3% Diversified Telecommunication Services, 2% Building Products, 2% Specialty Retail, 2% Construction Materials, 2% Diversified Financial Services, 2% Health Care Providers & Services, 1% Electrical Equipment, 1% Air Freight & Logistics, 1% Other, 3%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 25 Acquisition LBO/MBO Growth Capital Recapitalization/ Refinancing Diversified LMM Portfolio (as a Percentage of Cost) Invested Capital by Geography (1) 25% 20% 34% 11% 10% Invested Capital by Transaction Type (1) Based upon portfolio company headquarters 2% 40% 51% 7%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 26 Security Position on Debt Capital as a Percentage of Cost LMM Portfolio Attributes Reflect Investment Strategy High yielding secured debt investments coupled with significant equity participation = Attractive risk - adjusted returns Weighted - Average Effective Yield = 11.8% Average Fully Diluted Equity Ownership = 41% Fully Diluted Equity Ownership % 28% 36% 36% 25.0% - 49.9% 1 st Lien 2 nd Lien/ Other 50.0% and greater 1.0% - 24.9% 98% 2%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 27 Total Interest Coupon (1) 10% Current Interest 14% Current Interest Term and Total Interest Coupon of Existing LMM Debt Investments Original Term 11% Current Interest 13% Current Interest <10% Current Interest 12% Current Interest (1) Interest coupon excludes amortization of deferred upfront fees, original issue discount, exit fees and any debt investments o n n on - accrual status (2) Floating interest rates generally include contractual minimum “floor” rates; Interest rate of 10.7% is based on weighted - average principal balance of floating rate debt investments as of March 31, 2020 Debt Investments generally have a 5 - Year Original Term and ~2.6 Year Weighted - Average Remaining Duration; Weighted - Average Effective Yield of 11.8% on Debt Portfolio 5 years 94% 5% 1% < 5 years > 5 years 2% 7% 33% 9% 6% 3% 40% N/A – Floating Interest Rate ( Wtd . Avg. of 10.7%) (2)

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 28 Private Loan Investment Portfolio 63 investments / $629.1 million in fair value • 26% of total investment portfolio at fair value Average investment size of $11.7 million (1) (less than 1% of total portfolio) Investments in secured debt instruments • 94% of Private Loan portfolio is secured debt • 95% of Private Loan debt portfolio is first lien term debt Debt yielding 9.0% (2) • 91% of Private Loan debt investments bear interest at floating rates (3) , providing matching with MAIN’s floating rate credit facility • Approximately 550 basis point net cash interest margin vs “matched” floating rate on the MAIN credit facility Private Loan Investment Portfolio provides a diversified mix of investments and sources of income to complement the LMM Investment Portfolio (1) As of March 31, 2020; based on cost (2) Weighted - average effective yield includes amortization of deferred debt origination fees and accretion of original issue discoun t, but excludes fees payable upon repayment of the debt instruments and any debt investments on non - accrual status (3) 88% of floating interest rates on Private Loan debt investments are subject to contractual minimum “floor” rates

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 29 Middle Market Investment Portfolio 48 investments / $418.4 million in fair value • 18% of total investment portfolio at fair value Average investment size of $11.3 million (1) (less than 1% of total portfolio) Investments in secured and /or rated debt investments • 94% of Middle Market portfolio is secured debt • 91% of Middle Market debt portfolio is first lien term debt Debt yielding 8.1% (2) • 96% of Middle Market debt investments bear interest at floating rates (3) , providing matching with MAIN’s floating rate credit facility • Approximately 450 basis point net cash interest margin vs “matched” floating rate on the MAIN credit facility More investment liquidity compared to LMM Middle Market Investment Portfolio provides a diversified mix of investments and diverse sources of income to complement the LMM Investment Portfolio and a potential source of liquidity for MAIN’s future investment activities (1) As of March 31, 2020; based on cost (2) Weighted - average effective yield includes amortization of deferred debt origination fees and accretion of original issue discoun t, but excludes fees payable upon repayment of the debt instruments and any debt investments on non - accrual status (3) 75% of floating interest rates on Middle Market debt investments are subject to contractual minimum “floor” rates

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 30 Aerospace & Defense, 9% Health Care Providers & Services, 7% Commercial Services & Supplies, 7% Machinery, 6% IT Services, 6% Communications Equipment, 6% Diversified Telecommunication Services, 5% Oil, Gas & Consumable Fuels, 5% Internet Software & Services, 5% Media, 4% Specialty Retail, 4% Hotels, Restaurants & Leisure, 4% Construction & Engineering, 4% Leisure Equipment & Products, 3% Energy Equipment & Services, 2% Trading Companies & Distributors, 2% Diversified Financial Services, 2% Transportation Infrastructure, 2% Distributors, 2% Food & Staples Retailing, 2% Chemicals, 2% Internet & Catalog Retail, 2% Software, 2% Food Products, 1% Textiles, Apparel & Luxury Goods, 1% Professional Services, 1% Other, 4% Private Loan & Middle Market Portfolios by Industry (as a Percentage of Cost)

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 31 LBO/MBO Acquisition Recapitalization/ Refinancing Diversified Private Loan & Middle Market Investments (as a Percentage of Cost) Invested Capital by Transaction Type Invested Capital by Geography (1) 20% 21% 21% 15% 23% (1) Based upon portfolio company headquarters and excluding any MAIN investments headquartered outside the U.S., which represent app roximately 3% of the combined Private Loan and Middle Market portfolios 19% 40% 39% 2% Growth

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 32 Main Street Capital Corporation Financial Overview 1 st Quarter – 2020

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 33 MAIN Financial Performance Total Investment Income ($ in millions) $164.6 $178.3 $205.7 $233.4 $243.4 $56.2 2015 2016 2017 2018 2019 YTD 2020 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 $180.0 $200.0 $220.0 $240.0 $260.0 (2) 4% Distributable Net Investment Income ($ in millions) $113.3 $124.1 $145.4 $165.8 $167.4 $39.4 2015 2016 2017 2018 2019 YTD 2020 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 $180.0 (2) Year over Year Growth Year over Year Growth 10% 8% 17% 13% 14% 15% (6)% (1) (8)% (1) 1% (1) Reflects year - to - date March 31, 2020 performance compared with year - to - date March 31, 2019 performance (2) Through March 31, 2020

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 34 $106 $127 $159 $408 $658 $924 $1,286 $1,563 $1,800 $1,997 $2,171 $2,454 $2,602 $2,373 $0.76 $1.19 $1.02 $1.25 $1.77 $2.09 $2.17 $2.29 $2.31 $2.39 $2.56 $2.76 $2.66 $2.59 $0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 $1.80 $2.00 $2.20 $2.40 $2.60 $2.80 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 March 31, 2020 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 $2,200 $2,400 $2,600 $2,800 DNII per share Portfolio Investments Portfolio Investments DNII per Share (1) Long - Term Portfolio and DNII Per Share Growth Since 2007, MAIN has accretively grown Portfolio Investments by 2145%, (or by 212% on a per share basis) and DNII per share by 241% ($ in millions, except per share data) (1) DNII per share for the trailing twelve month period ended March 31, 2020

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 35 Efficient and Leverageable Operating Structure “Internally managed” structure means no external management fees or expenses are paid Alignment of interest between management and investors • Greater incentives to maximize increases to shareholder value and rationalize debt and equity capital raises • 100% of MAIN’s management efforts and activities are for the benefit of the BDC MAIN targets total operating expenses (1) as a percentage of average assets (Operating Expense to Assets Ratio) at or less than 2% • Long - term actual results have significantly outperformed target • Industry leading Operating Expense to Assets Ratio of 1.3% (2) Significant portion of total operating expenses (1) are non - cash • Non - cash expense for restricted stock amortization was 32.1% (2) of total operating expenses (1) • Operating Expense to Assets Ratio of 0.9% (2) excluding non - cash restricted stock amortization expense MAIN’s internally managed operating structure provides significant operating leverage and greater returns for our shareholders (1) Total operating expenses, including non - cash share based compensation expense and excluding interest expense (2) Based upon the trailing twelve month period ended March 31, 2020

MAIN ST CAPITAL CORPORATION

# MAIN Maintains a Significant Operating Cost Advantage



Operating Expenses as a Percentage of Total Assets(1)
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
MAIN (2)
MAIN Excl. Share-Based Comp. (3)
Other BDCs (4)(5)
Other BDCs Excl. Share-Based Comp. (4)(6)
Commercial Banks (7)

(1) Total operating expenses excluding interest expense

(2) For the trailing twelve month period ended March 31, 2020

(3) For the trailing twelve month period ended March 31, 2020, excluding non-cash share-based compensation expense

(4) Other BDCs includes dividend paying BDCs that have been publicly-traded for at least two years and have total assets greater than $500 million based on individual SEC Filings as of December 31, 2019; specifically includes: AINV, ARCC, BBDC, BKCC, CCAP, CGBD, CSWC, FDUS, FSK, GAIN, GBDC, GSBD, HTGC, MRCC, NEWT, NMFC, OCSI, OCSL, OFS, PFLT, PNNT, PSEC, SAR, SCM, SLRC, SUNS, TCPC, TPVG, TSLX and WHF

(5) Calculation represents the average for the companies included in the group and is based upon the trailing twelve month period ended December 31, 2019 as derived from each company's SEC filings

(6) Calculation represents the average for the companies included in the group and excludes non-cash share-based compensation. Based upon the trailing twelve month period ended December 31, 2019 as derived from each company's SEC filings

(7) Source: SNL Financial. Calculation represents the average for the trailing twelve month period ended December 31, 2019 and includes commercial banks with a market capitalization between $500 million and $3 billion

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 36

MAIN ST CAPITAL CORPORATION

# MAIN Income Statement Summary

| ($ in 000's) | Q1 19[1] | Q2 19 | Q3 19 | Q4 19 | Q1 20[2] | Q1 20 vs. Q1 19 % Change[3] |
|---|---|---|---|---|---|---|
| Total Investment Income | $ 61,365 | $ 61,293 | $ 60,068 | $ 60,649 | $ 56,150 | (8)% |
| Expenses: | | | | | | |
| Interest Expense | (11,916) | (12,329) | (12,893) | (13,122) | (12,441) | (4)% |
| G&A Expense | (7,629) | (6,969) | (5,591) | (5,477) | (4,327) | 43% |
| Distributable Net Investment Income (DNII) | 41,820 | 41,995 | 41,584 | 42,050 | 39,382 | (6)% |
| DNII Margin % | 68.1% | 68.5% | 69.2% | 69.3% | 70.1% | |
| Share-based compensation | (2,329) | (2,378) | (2,572) | (2,803) | (2,837) | (22)% |
| Net Investment Income | 39,491 | 39,617 | 39,012 | 39,247 | 36,545 | (7)% |
| Net Realized Gain (Loss)[1][2] | (5,927) | (2,554) | (5,876) | (949) | (21,866) | NM |
| Net Unrealized Appreciation (Depreciation)[1][2] | 10,906 | 4,624 | (3,246) | (23,533) | (194,381) | NM |
| Income Tax Benefit (Provision) | (3,069) | (3,433) | 4,012 | 1,249 | 8,264 | NM |
| Net Increase (Decrease) in Net Assets | $ 41,401 | $ 38,254 | $ 33,902 | $ 16,014 | $ (171,438) | NM |

(1) Excludes the effect of the $5.5 million realized loss recognized in the first quarter of 2019 on the repayment of the SBIC debentures issued prior to the date of the Main Street Capital II, LP acquisition which had previously been accounted for on the fair value method of accounting and the related accounting reversals of prior unrealized depreciation; The net effect of this item has no effect on Net Increase in Net Assets or Distributable Net Investment Income

(2) Excludes the effect of the $0.5 million realized loss recognized in the first quarter of 2020 on the repayment of the SBIC debentures issued prior to the date of the Main Street Capital II, LP acquisition which had previously been accounted for on the fair value method of accounting and the related accounting reversals of prior unrealized depreciation; The net effect of this item has no effect on Net Increase in Net Assets or Distributable Net Investment Income

(3) Percent change from prior year is based upon impact (increase/(decrease)) on Net Increase (Decrease) in Net Assets

NM – Not Measurable / Not Meaningful

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 37

# MAIN Per Share Change in Net Asset Value (NAV)

| ($ per share) | Q1 19[1] | Q2 19 | Q3 19 | Q4 19 | Q1 20[2] |
|---|---|---|---|---|---|
| Beginning NAV | $ 24.09 | $ 24.41 | $ 24.17 | $ 24.20 | **$ 23.91** |
| Distributable Net Investment Income | 0.68 | 0.67 | 0.66 | 0.66 | **0.61** |
| Share-Based Compensation Expense | (0.04) | (0.04) | (0.04) | (0.04) | **(0.04)** |
| Net Realized Gain (Loss)[1][2] | (0.10) | (0.04) | (0.09) | (0.01) | **(0.34)** |
| Net Unrealized Appreciation (Depreciation)[1][2] | 0.19 | 0.07 | (0.05) | (0.37) | **(3.01)** |
| Income Tax Benefit (Provision) | (0.06) | (0.05) | 0.06 | 0.02 | **0.13** |
| Net Increase in Net Assets | 0.67 | 0.61 | 0.54 | 0.26 | **(2.65)** |
| Regular Monthly Dividends to Shareholders | (0.585) | (0.60) | (0.615) | (0.615) | **(0.615)** |
| Supplemental Dividends to Shareholders | - | (0.25) | - | (0.24) | **-** |
| Accretive Impact of Stock Offerings[3] | 0.22 | 0.08 | 0.09 | 0.28 | **0.06** |
| Other[4] | 0.02 | (0.08) | 0.01 | 0.02 | **0.02** |
| Ending NAV | $ 24.41 | $ 24.17 | $ 24.20 | $ 23.91 | **$ 20.73** |
| Weighted Average Shares | 61,864,688 | 62,880,035 | 63,297,943 | 63,775,000 | **64,536,471** |

Certain fluctuations in per share amounts are due to rounding differences between quarters.

(1) Excludes the effect of the $5.5 million realized loss recognized in the first quarter of 2019 on the repayment of the SBIC debentures issued prior to the date of the Main Street Capital II, LP acquisition which had previously been accounted for on the fair value method of accounting and the related accounting reversals of prior unrealized depreciation; The net effect of this item has no effect on Net Increase in Net Assets or Distributable Net Investment Income
(2) Excludes the effect of the $0.5 million realized loss recognized in the first quarter of 2020 on the repayment of the SBIC debentures issued prior to the date of the Main Street Capital II, LP acquisition which had previously been accounted for on the fair value method of accounting and the related accounting reversals of prior unrealized depreciation; The net effect of this item has no effect on Net Increase in Net Assets or Distributable Net Investment Income
(3) Includes accretive impact of shares issued through the Dividend Reinvestment Plan (DRIP) and ATM program
(4) Includes differences in weighted-average shares utilized for calculating changes in NAV during the period and actual shares outstanding utilized in computing ending NAV and other minor changes

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 38

MAINST CAPITAL CORPORATION

# MAIN Balance Sheet Summary

| ($ in 000's, except per share amounts) | Q1 19 | Q2 19 | Q3 19 | Q4 19 | Q1 20 |
|---|---|---|---|---|---|
| LMM Portfolio Investments | $ 1,214,179 | $ 1,213,697 | $ 1,199,633 | $ 1,206,865 | $ 1,168,150 |
| Middle Market Portfolio Investments | 566,700 | 519,614 | 548,710 | 522,083 | 418,442 |
| Private Loan Investments | 539,990 | 594,421 | 627,893 | 692,117 | 629,094 |
| Other Portfolio Investments | 109,902 | 111,119 | 110,632 | 106,739 | 95,481 |
| External Investment Manager | 65,820 | 69,578 | 70,328 | 74,520 | 61,580 |
| Cash and Cash Equivalents | 47,368 | 70,548 | 52,281 | 55,246 | 54,188 |
| Other Assets | 50,940 | 50,801 | 55,901 | 53,979 | 48,553 |
| Total Assets | $ 2,594,899 | $ 2,629,778 | $ 2,665,378 | $ 2,711,549 | $ 2,475,488 |
| Credit Facility | $ 340,000 | $ 122,000 | $ 150,000 | $ 300,000 | $ 277,000 |
| SBIC Debentures[(1)] | 314,702 | 315,189 | 305,768 | 306,188 | 299,146 |
| Notes Payable | 357,292 | 603,678 | 604,215 | 507,824 | 507,892 |
| Other Liabilities | 60,408 | 67,829 | 73,340 | 61,147 | 55,279 |
| Net Asset Value (NAV) | 1,522,497 | 1,521,082 | 1,532,055 | 1,536,390 | 1,336,170 |
| Total Liabilities and Net Assets | $ 2,594,899 | $ 2,629,778 | $ 2,665,378 | $ 2,711,549 | $ 2,475,487 |
| Total Portfolio Fair Value as % of Cost | 109% | 109% | 108% | 107% | 99% |
| Common Stock Price Data: | | | | | |
| High Close | $ 39.21 | $ 41.80 | $ 44.34 | $ 43.68 | $ 45.00 |
| Low Close | 33.99 | 37.49 | 40.90 | 41.27 | 15.74 |
| Quarter End Close | 37.20 | 41.12 | 43.21 | 43.11 | 20.51 |

(1) Includes adjustment to the face value of MSC II SBIC debentures pursuant to the fair value method of accounting elected for such MSC II SBIC borrowings; Total par value of MAIN's SBIC debentures at March 2020 was $304.8 million

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 39

MAIN ST CAPITAL CORPORATION

# MAIN Liquidity and Capitalization

| ($ in 000's) | Q1 19 | Q2 19 | Q3 19 | Q4 19 | Q1 20 |
|---|---|---|---|---|---|
| Cash and Cash Equivalents | $ 47,368 | $ 70,548 | $ 52,281 | $ 55,246 | $ 54,188 |
| Availability Under Credit Facility[1] | 365,000 | 583,000 | 555,000 | 405,000 | 463,000 |
| Remaining SBIC Debentures Capacity | 25,200 | 25,200 | 35,200 | 35,200 | 20,200 |
| Total Liquidity | $ 437,568 | $ 678,748 | $ 642,481 | $ 495,446 | $ 537,388 |
| *Debt at Par Value:* | | | | | |
| Credit Facility[1] | $ 340,000 | $ 122,000 | $ 150,000 | $ 300,000 | $ 277,000 |
| SBIC Debentures | 321,800 | 321,800 | 311,800 | 311,800 | 304,800 |
| Notes Payable | 360,000 | 610,000 | 610,000 | 510,000 | 510,000 |
| Net Asset Value (NAV) | 1,522,497 | 1,521,082 | 1,532,055 | 1,536,390 | 1,336,170 |
| Total Capitalization | $ 2,544,297 | $ 2,574,882 | $ 2,603,855 | $ 2,658,190 | $ 2,427,970 |
| Debt to NAV Ratio[2] | 0.67 to 1.0 | 0.69 to 1.0 | 0.70 to 1.0 | 0.73 to 1.0 | 0.82 to 1.0 |
| Non-SBIC Debt to NAV Ratio[3] | 0.46 to 1.0 | 0.48 to 1.0 | 0.50 to 1.0 | 0.53 to 1.0 | 0.59 to 1.0 |
| Net Debt to NAV Ratio[4] | 0.64 to 1.0 | 0.65 to 1.0 | 0.67 to 1.0 | 0.69 to 1.0 | 0.78 to 1.0 |
| Interest Coverage Ratio[5] | 4.73 to 1.0 | 4.61 to 1.0 | 4.49 to 1.0 | 4.33 to 1.0 | 4.25 to 1.0 |

(1) As of March 31, 2020, MAIN's credit facility had $740.0 million in total commitments with an accordion feature to increase up to $800.0 million; Borrowings under this facility are available to provide additional liquidity for investment and operational activities
(2) SBIC Debentures are not included as "senior debt" for purposes of the BDC 200% asset coverage requirements pursuant to exemptive relief received by MAIN; Debt to NAV Ratio is calculated based upon the par value of debt
(3) Non-SBIC Debt to NAV Ratio is calculated based upon the par value of debt
(4) Net debt in this ratio includes par value of debt less cash and cash equivalents
(5) DNII + interest expense / interest expense on a trailing twelve month basis

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 40

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 41 Stable, Long - Term Leverage – Significant Unused Capacity MAIN maintains a conservative capital structure, with limited overall leverage and low cost, long - term debt Capital structure is designed to match expected duration and fixed/floating rate nature of investment portfolio assets (1) As of March 31 , 2020 MAIN’s credit facility had $740.0 million in total commitments from 18 relationship banks, with an accordion feature w hic h could increase total commitments up to $800.0 million (2) Revolver rate reflects the rate based on LIBOR effective as of the contractual reset date as of April 1, 2020 Facility Interest Rate Maturity Principal Drawn $740.0 million Credit Facility (1) L+1.875% floating (3.5% (2) ) September 2023 (fully revolving until maturity) $277.0 million Notes Payable 4.5% fixed Redeemable at MAIN's option at any time, subject to certain make whole provisions; Matures December 1, 2022 $185.0 million Notes Payable 5.2% fixed Redeemable at MAIN's option at any time, subject to certain make whole provisions; Matures May 1, 2024 $325.0 million SBIC Debentures 3.5% fixed (weighted average) Various dates between 2020 - 2030 (weighted average duration = 5.4 years) $304.8 million

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 42 MAIN (2) Internally Managed BDC’s (3)(5) Externally Managed BDC’s (4)(5) Long - term Maturity of Debt Obligations MAIN’s conservative capital structure provides long - term access to attractively - priced and structured debt facilities • Allows for investments in assets with long - term holding periods / illiquid positions and greater yields and overall returns • Provides downside protection and liquidity through economic cycles • Allows MAIN to be opportunistic during periods of economic uncertainty $277.0 $20.0 $40.0 $16.0 $63.8 $75.0 $75.0 $15.0 $185.0 $325.0 0 50 100 150 200 250 300 350 400 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 (in millions) Credit Facility SBIC debentures 4.50% Notes due 2022 5.20% Notes due 2024 (1) (2) (1) Based upon outstanding balance as of March 31, 2020; total commitments at March 31 , 2020 were $740.0 million (2) Issued in November 2017; redeemable at MAIN’s option at any time, subject to certain make - whole provisions (3) Issued in April 2019 with a follow - on issuance in December 2019; redeemable at MAIN’s option at any time, subject to certain mak e - whole provisions (3)

MAIN ST CAPITAL CORPORATION

# Interest Rate Impact and Sensitivity

**While MAIN's financial results are subject to significant impact from changes in interest rates, upside is greater than downside due to majority fixed rate debt obligations and majority floating rate debt investments with minimum interest rate floors**

- 75% of MAIN's outstanding debt obligations have fixed interest rates(4), limiting the increase in interest expense
- 73% of MAIN's debt investments bear interest at floating rates(4), the majority of which contain contractual minimum index rates, or "interest rate floors" (weighted-average floor of approximately 110 basis points)(5)
- Provides MAIN the opportunity to achieve significant increases in net investment income if interest rates rise, with limited remaining negative impact if interest rates fall

The following table illustrates the approximate annual changes in the components of MAIN's net investment income due to hypothetical increases (decreases) in interest rates(1)(2) (dollars in thousands):

| Basis Point Increase (Decrease) in Interest Rate | Increase (Decrease) in Interest Income | (Increase) Decrease in Interest Expense(3) | Increase (Decrease) in Net Investment Income | Increase (Decrease) in Net Investment Income per Share(6) |
|---|---|---|---|---|
| (150) | (5,814) | 2,750 | (3,064) | (0.05) |
| (125) | (5,567) | 2,750 | (2,817) | (0.04) |
| (100) | (5,259) | 2,750 | (2,509) | (0.04) |
| (75) | (4,637) | 2,078 | (2,559) | (0.04) |
| (50) | (4,000) | 1,385 | (2,615) | (0.04) |
| (25) | (2,171) | 693 | (1,478) | (0.02) |
| 25 | 3,150 | (693) | 2,457 | 0.04 |
| 50 | 6,438 | (1,385) | 5,053 | 0.08 |
| 75 | 9,761 | (2,078) | 7,683 | 0.12 |
| 100 | 13,108 | (2,770) | 10,338 | 0.16 |
| 125 | 16,542 | (3,463) | 13,079 | 0.20 |
| 150 | 19,979 | (4,155) | 15,824 | 0.25 |

(1) Assumes no changes in the portfolio investments, outstanding revolving credit facility borrowings or other debt obligations existing as of March 31, 2020

(2) Assumes that all LIBOR and prime rates would change effectively immediately on the first day of the period. However, the actual contractual LIBOR rate reset dates would vary throughout each month generally on either a monthly or quarterly basis across both the investments and our revolving credit facility

(3) The hypothetical (increase) decrease in interest expense would be impacted by the changes in the amount of debt outstanding under our revolving credit facility, with interest expense (increasing) decreasing as the debt outstanding under our revolving credit facility increases (decreases)

(4) As of March 31, 2020

(5) Weighted-average interest rate floor calculated based on debt principal balances as of March 31, 2020

(6) Per share amount is calculated using shares outstanding as of March 31, 2020

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 43

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 44 March 31, 2020 (3) Management (1) 3,314,576 $67,981,954 # of Shares (2) Significant Management Ownership / Investment Significant equity ownership by MAIN’s management team, coupled with internally managed structure, provides alignment of interest between MAIN’s management and our shareholders (1) Includes members of MAIN’s executive and senior management team and the members of MAIN’s Board of Directors (2) Includes 1,227,777 shares, or approximately $32.2 million, purchased by Management as part of, or subsequent to, the MAIN IPO , i ncluding 28,627 shares, or approximately $1.1 million, purchased in the quarter ended March 31, 2020 (3) Based upon closing market price of $20.51/share on March 31, 2020

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 45 Notes: (1) Assumes dividends reinvested on date paid (2) The Main Street Peer Group includes all BDCs that have been publicly - traded for at least one year and that have total assets gre ater than $500 million based on individual SEC Filings as of December 31, 2019; specifically includes: AINV, ARCC, BBDC, BKCC, CCAP, CGBD, CSWC, FDUS, FSK, GAIN, GBDC, GSBD , H TGC, MRCC, NEWT, NMFC, OCSI, OCSL, OFS, PFLT, PNNT, PSEC, SAR, SCM, SLRC, SUNS, TCPC, TPVG, TSLX, and WHF. (3) Main Street Peer Group is equal weighted (4) Indexed as of October 5, 2007 and last trading date is March 31, 2020 Consistent market outperformance through various economic cycles MAIN Total Return Performance Since IPO Recessionary Period

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 46 Executive Summary Unique focus on under - served Lower Middle Market • Inefficient asset class with less competition • Unique market opportunity with attractive risk - adjusted returns • Generally first lien, senior secured debt investments plus meaningful equity participation Invest in complementary interest - bearing Private Loan and Middle Market debt investments • Lower risk / more liquid asset class • Opportunity for consistent investment activity • Generally first lien, senior secured debt investments Efficient internally managed operating structure drives greater shareholder returns • Alignment of interests between management and our shareholders • Maintains the lowest operating cost structure in the BDC industry • Favorable operating cost comparison to other yield oriented investment options Attractive, recurring monthly dividend yield and historical net asset value per share growth • Periodic increases in monthly dividends • Increase in net asset value per share creates opportunity for stock price appreciation Strong liquidity and stable capitalization for sustainable growth Highly invested management team with successful track record Niche investment strategy with lower correlation to broader debt / equity markets

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 47 MAIN Corporate Data Board of Directors Valerie L. Banner SVP, General Counsel & Corporate Secretary Exterran Corporation Vincent D. Foster Executive Chairman Main Street Capital Corporation Arthur L. French Retired CEO/Executive J. Kevin Griffin SVP, Financial Planning & Analysis Novant Health, Inc. Dwayne L. Hyzak CEO Main Street Capital Corporation John E. Jackson President & CEO Spartan Energy Partners, LP Brian E. Lane CEO & President Comfort Systems USA Kay Matthews Board of Directors SVB Financial Group and Coherent, Inc. Dunia A. Shive Board of Directors Kimberly - Clark Corporation and Trinity Industries, Inc. Board of Directors (cont.) Stephen B. Solcher SVP, Finance and Operations & Chief Financial Officer BMC Software Executive Officers Dwayne L. Hyzak Chief Executive Officer David L. Magdol President & Chief Investment Officer Vincent D. Foster, Executive Chairman Jesse E. Morris Chief Operating Officer and Executive Vice President Brent D. Smith Chief Financial Officer & Treasurer Jason B. Beauvais SVP, General Counsel, Secretary & Chief Compliance Officer Nicholas T. Meserve Managing Director (MD) Lance A. Parker Vice President & Chief Accounting Officer Research Coverage Mitchel Penn Janney Montgomery Scott (410) 583 - 5976 Bryce Rowe National Securities Corporation (212) 417 - 8243 Robert J. Dodd Raymond James (901) 579 - 4560 Kenneth S. Lee RBC Capital Markets (212) 905 - 5995 Michael Ramirez SunTrust Robinson Humphrey (404) 926 - 5607 Corporate Headquarters 1300 Post Oak Blvd, 8 th Floor Houston, TX 77056 Tel: (713) 350 - 6000 Fax: (713) 350 - 6042 Independent Registered Public Accounting Firm Grant Thornton, LLP Houston, TX Corporate Counsel Dechert, LLP Washington, D.C. Securities Listing Common Stock – NYSE: MAIN Transfer Agent American Stock Transfer & Trust Co. Tel: (800) 937 - 5449 www.astfinancial.com Investor Relation Contacts Dwayne L. Hyzak Chief Executive Officer Brent D. Smith Chief Financial Officer Tel: (713) 350 - 6000 Ken Dennard Zach Vaughan Dennard Lascar Investor Relations Tel: (713) 529 - 6600 Management Executive Committee Dwayne L. Hyzak, Chief Executive Officer David L. Magdol, President & Chief Investment Officer Vincent D. Foster, Executive Chairman Investment Committee Dwayne L. Hyzak, Chief Executive Officer David L. Magdol, President & Chief Investment Officer Vincent D. Foster, Executive Chairman Please visit our website at www.mainstcapital.com for additional information

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 1 Debt Capital Markets Presentation First Quarter – 2020 Main Street Capital Corporation NYSE: MAIN mainstcapital.com

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 2 Disclaimers Main Street Capital Corporation (MAIN) cautions that statements in this presentation that are forward - looking, and provide other than historical information, involve risks and uncertainties that may impact our future results of operations. The forward - looking statements in this presentation are based on current conditions as of May 8, 2020, and include, but are not limited to, statements regarding our goals, beliefs, strategies, future operating results and cash flows, operating expenses, investment originations and performance, available capital, payment and the tax attributes of future dividends and stakeholder returns. Although our management believes that the expectations reflected in any forward - looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; the potential impacts of the COVID - 19 pandemic on our and our portfolio companies’ business and operations, liquidity and access to capital, and on the U.S. and global economies, including public health requirements in response to the pandemic; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact our operations or the operations of our portfolio companies; the operating and financial performance of our portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward - Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in our filings with the Securities and Exchange Commission (www.sec.gov), including our most recent annual report on Form 10 - K and quarterly report on Form 10 - Q. We undertake no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations. MAIN has filed a registration statement (including a prospectus and prospectus supplements) with the SEC for any offering to which this communication may relate and may file one or more supplements to the prospectus in the future. Before you invest in any of MAIN’s securities, you should read the registration statement and the applicable prospectus and prospectus supplement(s) in order to fully understand all of the implications and risks of an offering of MAIN’s securities . You should also read other documents MAIN has filed with the SEC for more complete information about MAIN and its securities offerings . You may get these documents for free by visiting EDGAR on the SEC website at www . sec . gov . Alternatively, MAIN will arrange to send you any applicable prospectus and prospectus supplement if you request such materials by calling us at (713) 350 - 6000 . These materials are also made available, free of charge, on our website at www . mainstcapital . com . Information contained on our website is not incorporated by reference into this communication . The summary descriptions and other information included herein are intended only for informational purposes and convenient reference . The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations . Before making an investment decision with respect to MAIN, investors are advised to carefully review an applicable prospectus to review the risk factors described or incorporated by reference therein, and to consult with their tax, financial, investment and legal advisors . These materials do not purport to be complete, and are qualified in their entirety by reference to the more detailed disclosures contained in an applicable prospectus and MAIN’s related documentation . Distributable net investment income is net investment income, as determined in accordance with U . S . generally accepted accounting principles, or U . S . GAAP, excluding the impact of share - based compensation expense which is non - cash in nature . MAIN believes presenting distributable net investment income and the related per share amount is useful and appropriate supplemental disclosure of information for analyzing its financial performance since share - based compensation does not require settlement in cash . However, distributable net investment income is a non - U . S . GAAP measure and should not be considered as a replacement for net investment income and other earnings measures presented in accordance with U . S . GAAP . Instead, distributable net investment income should be reviewed only in connection with such U . S . GAAP measures in analyzing MAIN’s financial performance .

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 3 Main Street Capital Corporation 1 st Quarter – 2020

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 4 MAIN is a Principal Investor in Private Debt and Equity Internally - managed Business Development Company (BDC) • IPO in 2007 • Over $4.0 billion in capital under management (1) – Over $2.9 billion internally at MAIN (1) – Over $1.1 billion as a sub - adviser to a third party (1) Primarily invests in the under - served Lower Middle Market (LMM) • Targets companies with revenue between $10 million - $150 million; EBITDA between $3 million - $20 million Debt investments in Middle Market companies • Larger companies than LMM investment strategy, with EBITDA between $20 million - $100 million Debt investments originated in collaboration with other funds • Similar in size, structure and terms to LMM and Middle Market investments Attractive asset management advisory business Significant management ownership / investment in MAIN Headquartered in Houston, Texas Unique investment strategy, internally managed operating structure and focus on Lower Middle Market differentiates MAIN from other investment firms Conservative capital structure with S&P rating of BBB - /Stable outlook (1) Capital under management includes undrawn portion of debt capital as of March 31, 2020

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 5 First Lien Debt, 95.4%, $1,528.1m Junior Debt, 4.6%, $74.5m Total Debt Investments $1,602.6 million Investment Portfolio – By Type of Investment (1) Debt Investments, 67.5%, $1,602.6m Equity, 28.5%, $674.6m Other Portfolio, 4%, $95.5m Total Investment Portfolio $2,372.7 million (1) Fair value as of March 31, 2020

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 6 Unique Investment Strategy Middle Market • Larger companies than LMM strategy, with EBITDA between $20 - $100 million • First lien, senior secured debt investments • Floating rate debt investments • Large addressable market • Can provide source of liquidity for MAIN as needed Lower Middle Market (LMM) • Proprietary investments that are difficult for investors to access • Companies with $10 - $150 million of revenues and $3 - $20 million of EBITDA • Customized financing solutions which include a combination of first lien, senior secured debt and equity • Large addressable market • High cash yield from debt investments • Dividend income, NAV growth and net realized gains from equity investments Private Loans • Companies that are similar in size to LMM and Middle Market • First lien, senior secured debt investments in privately held companies originated through strategic relationships with other investment funds • Floating rate debt investments • Proprietary investments that can be difficult for investors to access • Investments with attractive risk - adjusted returns Asset Management Business • No investment capital at risk; monetizing value of MAIN’s intangible assets • Significant contribution to net investment income • Source of stable, recurring fee income • Returns benefit MAIN stakeholders due to internally managed structure MAIN’s investment strategy differentiates MAIN from its competitors and provides highly attractive risk - adjusted returns

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 7 Portfolio Highlights (1) Middle Market • $418.4 million of total investments • 48 companies • $403.8 million of debt investments (96% of Middle Market portfolio) • 91% of debt investments are first lien (2) • Average investment size of $11.3 million (2) • 96% of debt investments bear interest at floating rates (2) • Weighted - average effective yield of 8.1% (3) Lower Middle Market • $1,168.2 million of total investments • 70 companies • $591.2 million of debt investments (51%) • $577.0 million of equity investments (49%) • Typical initial investment target of 75% debt / 25% equity • 98% of debt investments are first lien (2) • Average investment size of $16.7 million at fair value or $14.2 million at cost • Weighted - average effective yield on debt of 11.8% (3) Private Loans • $629.1 million of total investments • 63 companies • $607.7 million of debt investments (97% of Private Loan portfolio) • 95% of debt investments are first lien (2) • Average investment size of $11.7 million (2) • 91% of debt investments bear interest at floating rates (2) • Weighted - average effective yield of 9.0% (3) Total Portfolio (4) • $2,372.7 million of total investments • 193 companies • $1,602.6 million of debt investments (68%) • $770.1 million of equity investments (32%), including $95.5 million of Other Portfolio investments (4%) • 95% of debt investments are first lien (2) • 73% of debt investments bear interest at floating rates (2) • Weighted - average effective yield on debt investments of 9.7% (3) The benefits of MAIN’s unique investment strategy has resulted in a high quality, diversified and mature investment portfolio (1) As of March 31, 2020; investment amounts at fair value, unless otherwise noted (2) As of March 31, 2020; based on cost (3) As of March 31, 2020; weighted - average effective yield based on principal and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non - accrual status. Weighted avera ge yield is calculated using the applicable floating rate as of March 31, 2020. (4) Includes $61.6 million of equity investment relating to MAIN’s wholly owned unconsolidated subsidiary, MSC Adviser I, LLC

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 8 Business Development Company (BDC) Background Leverage • Regulatory restrictions on debt leverage levels require BDCs to maintain conservative leverage • Must maintain an asset to debt coverage ratio of at least 2.0x, unless the BDC has obtained Board or Shareholder approval to decrease the required asset to debt coverage ratio to 1.5x as provided for under the Small Business Credit Availability Act passed in December 2017 Portfolio Diversification • BDCs maintain sufficient diversification in order to protect stakeholders from excessive risks • BDCs must limit individual investment size and limit certain types of investments Full Transparency • Detailed schedule of all investments (and related key terms) in quarterly reporting • Quarterly fair value mark to market accounting Income Tax Treatment • As a Regulated Investment Company (RIC), BDCs generally do not pay corporate income taxes • To maintain RIC status and avoid paying corporate income taxes, BDCs must distribute at least 90% of taxable income (other than net capital gain) to investors • To avoid federal excise taxes, BDC’s must distribute at least 98% of taxable income to investors • Tax treatment is similar to Real Estate Investment Trusts (REIT) Created by Congress in 1980 through the Small Business Investment Incentive Act of 1980 to facilitate the flow of capital to small and mid - sized U.S. businesses Highly regulated by the Securities and Exchange Commission under the Investment Company Act of 1940 (1940 Act) Provide a way for individual investors to participate in equity and debt investments in private companies

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 9 MAIN Capital Structure (1) Debt amounts reflected at par value (2) Based on stock price of $20.51 as of March 31, 2020 Current capitalization ($ in 000's) March 31, 2020 % of Capitalization Cash 54,188$ Debt at parent Credit Facility 277,000 11.4% 5.20% Notes due 2024 (1) 325,000 13.4% 4.50% Notes due 2022 (1) 185,000 7.6% Total debt at parent 787,000 32.4% Debt at subsidiaries SBIC Debentures (1) 304,800 12.6% Total debt at subsidiaries 304,800 12.6% Total debt 1,091,800 45.0% Book value of equity 1,336,170 55.0% Total capitalization 2,427,970$ 100.0% Debt / Capitalization 0.45x Debt / Book equity 0.82x Debt / Enterprise value (2) 0.46x Debt / Market capitalization (2) 0.83x Stock price / Net asset value per share (2) 0.99x

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 10 Conservative Leverage (1) Assets at the BDC/RIC parent level represent the collateral available to MAIN’s debt capital market investors (2) As of March 31, 2020, MAIN’s credit facility had $740.0 million in total commitments with an accordion feature to increase up to $800.0 million; Borrowings under this facility are available to provide additional liquidity for investment and operational activities (3) DNII + interest expense / interest expense on a trailing twelve month basis (4) Calculated as total assets divided by total debt at par, including SBIC debt (5) Calculated per BDC regulations; SBIC Debentures are not included as “senior debt” for purposes of the BDC 200% asset coverage re quirements pursuant to exemptive relief received by MAIN (6) Debt to NAV Ratio is calculated based upon the par value of debt (7) Net debt in this ratio includes par value of debt less cash and cash equivalents As of March 31, 2020 ($ in 000's) Parent (1) SBICs Total Total Assets 1,916,080$ 559,407$ 2,475,487$ Debt Capital: Revolving Credit Facility (2) 277,000 - 277,000 SBIC Debentures - 299,146 299,146 Notes Payable 507,892 - 507,892 Total Debt 784,892 299,146 1,084,038 Net Asset Value (NAV) 1,077,765 258,405 1,336,170 Key Leverage Stats Interest Coverage Ratio (3) 4.18x 4.45x 4.25x Asset Coverage Ratio (4) 2.43x 1.84x 2.27x Consolidated Asset Coverage Ratio - Regulatory (5) N/A N/A 2.69x Debt to Assets Ratio 0.41x 0.53x 0.44x Debt to NAV Ratio (6) 0.73x 1.18x 0.82x Net Debt to NAV Ratio (7) 0.72x 1.02x 0.78x

# Conservative Leverage - Regulatory

Passage of the Small Business Credit Availability Act in December 2017 provides the opportunity for BDCs to obtain board or shareholder approval to access additional leverage by lowering the required asset coverage to 1.50x (from 2.00x)

MAIN has historically operated at conservative regulatory leverage levels, in all cases with significant cushion to the historical (2.00x) regulatory limits, and proven through historical performance that MAIN does not require access to additional leverage to generate market leading returns

| MAIN's Historical Asset Coverage Ratio: | 2015 | 2016 | 2017 | 2018 | 2019 | Q1 20 |
|---|---|---|---|---|---|---|
| Consolidated Asset Coverage Ratio - Regulatory(1) | 2.92x | 2.97x | 3.67x | 3.22x | 2.89x | 2.69x |
| Minimum Required Asset Coverage(2) | 2.00x | 2.00x | 2.00x | 2.00x | 2.00x | 2.00x |
| Cushion % above Miniumum Required Asset Coverage | 46% | 49% | 84% | 61% | 45% | 35% |

(1) Calculated per BDC regulations; SBIC Debentures are not included as "senior debt" for purposes of the 200% Minimum Asset Coverage Ratio requirements pursuant to exemptive relief received by MAIN

(2) Minimum required asset coverage of 2.00x prior to passage of the Small Business Credit Availability Act. Minimum requirement of 2.00x remains in place for all BDCs unless board or shareholder approval is obtained to lower minimum requirement to 1.50x

Main Street Capital Corporation NYSE: MAIN mainstcapital.com

Page 11

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 12 Conservative Leverage - Excess Collateral Improves Over Time MAIN’s conservative use of leverage and use of equity to fund its growth results in significant excess collateral that provides protection to lenders MAIN’s management of its capital structure results in reduced risk profile for debt investors over time Excess collateral available to unsecured lenders has increased by 77% since MAIN’s first investment grade (“IG”) debt issuance (1) Most recent information publicly reported prior to IG debt issuances (2) Represents asset value in excess of SBIC debt; SBIC assets contain negative pledge in relation to SBIC debt; therefore equit y a t SBIC entities is effectively collateral for lenders (3) First IG notes issued in November 2014 ($ millions) 9/30/2014 (1) 3/31/2020 Total Assets Excluding SBIC Assets 1,137$ 1,916$ Add: Equity Value of SBIC Entities (2) 218$ 254$ Total Collateral Available to Secured Lenders 1,355$ 2,170$ Less: Secured Debt (revolver borrowings) (287)$ (277)$ Excess Collateral Available to Unsecured Lenders 1,068$ 1,893$ Increase since first IG debt issuance (3) 77% Less: Unsecured Debt Outstanding (par value) (91) (510) Remaining Excess Collateral Available to Unsecured Lenders 977 1,383 Increase since first IG debt issuance (3) 42%

MAIN ST
CAPITAL CORPORATION

# Key Credit Highlights

| | |
|---|---|
| **Experienced Management Team with Strong Track Record** | • Core executive management team has been together as a team for 15+ years<br>• Extensive investment expertise and relationships<br>• Significant management equity ownership |
| **Efficient and Leverageable Internally Managed Operating Structure** | • Meaningful operating cost advantage through efficient internally managed structure<br>• Significant benefits through alignment of interests between management (stock ownership and incentive compensation) and investors<br>• Industry leading operating expense efficiency |
| **Conservative Leverage** | • 1940 Act requires a minimum 2.0x regulatory asset coverage ratio(1)<br>• MAIN's asset coverage ratio is ~2.4x at the Parent level; ~2.7x on a regulatory basis<br>• Conservative leverage position further enhanced through ongoing efficient capital raises through at-the-market, or ATM, equity issuance program |
| **Unique Investment Strategy** | • Unique investment strategy differentiates MAIN from its competitors and provides highly attractive risk-adjusted returns<br>• Asset management advisory business significantly enhances MAIN's returns to its investors |
| **High Quality Portfolio** | • Significant diversification<br>• Debt investments primarily carry a first priority lien on the assets of the business<br>• Permanent capital structure of BDC allows for long-term, patient investment strategy and overall approach |

(1) Minimum required asset coverage of 2.00x prior to passage of the Small Business Credit Availability Act; Minimum requirement of 2.00x remains in place unless Board or Shareholder approval is obtained to lower minimum requirement to 1.50x

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 13

MAIN ST CAPITAL CORPORATION

# MAIN Co-Founders and Executive Management Team

| | |
|---|---|
| **Dwayne Hyzak; CPA**(1)(2)<br>CEO | • Co-founded MAIN; Joined Main Street group in 2002; affiliated with Main Street group since 1999<br>• Director of acquisitions / integration with Quanta Services (NYSE: PWR)<br>• Manager with a Big 5 Accounting Firm's audit and transaction services groups |
| **David Magdol**(1)(2)<br>President and CIO(3) | • Co-founded MAIN; Joined Main Street group in 2002<br>• Vice President in Lazard Freres Investment Banking Division<br>• Vice President of McMullen Group (John J. McMullen's Family Office) |
| **Vince Foster; CPA & JD**(1)(2)<br>Executive Chairman | • Co-founded MAIN and MAIN predecessor funds (1997)<br>• Co-founded Quanta Services (NYSE: PWR)<br>• Partner in charge of a Big 5 Accounting Firm's Corporate Finance/Mergers and Acquisitions practice for the Southwest United States |
| **Jesse Morris; CPA**<br>COO(4) and Executive Vice President | • Joined MAIN in 2019<br>• Previously Executive Vice President with Quanta Services (NYSE: PWR)<br>• Prior experience with a Big 5 Accounting Firm and a publicly-traded foodservice distribution company |
| **Brent Smith; CPA**<br>CFO and Treasurer | • Joined MAIN in 2014<br>• Previously CFO with a publicly-traded oilfield services company<br>• Prior experience with a Big 5 Accounting Firm and a publicly-traded financial consulting firm |
| **Jason Beauvais; JD**<br>SVP, GC, CCO(5) and Secretary | • Joined MAIN in 2008<br>• Previously attorney for Occidental Petroleum Corporation (NYSE: OXY) and associate in the corporate and securities section at Baker Botts LLP |

(1) Member of MAIN Executive Committee
(2) Member of MAIN Investment Committee
(3) Chief Investment Officer
(4) Chief Operating Officer
(5) Chief Compliance Officer

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 14

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 15 March 31, 2020 (3) Management (1) 3,314,576 $67,981,954 # of Shares (2) Significant Management Ownership / Investment Significant equity ownership by MAIN’s management team, coupled with internally managed structure, provides alignment of interest between MAIN’s management and our stakeholders (1) Includes members of MAIN’s executive and senior management team and the members of MAIN’s Board of Directors (2) Includes 1,227,777 shares, or approximately $32.2 million, purchased by Management as part of, or subsequent to, the MAIN IPO , i ncluding 28,627 shares, or approximately $1.1 million, purchased in the quarter ended March 31, 2020 (3) Based upon closing market price of $20.51/share on March 31, 2020

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 16 Efficient and Leverageable Operating Structure “Internally managed” structure means no external management fees or expenses are paid Alignment of interest between management and investors • Greater incentives to maximize increases to stakeholder value and rationalize debt and equity capital raises • 100% of MAIN’s management efforts and activities are for the benefit of the BDC MAIN targets total operating expenses (1) as a percentage of average assets (Operating Expense to Assets Ratio) at or less than 2% • Long - term actual results have significantly outperformed target • Industry leading Operating Expense to Assets Ratio of 1.3% (2) Significant portion of total operating expenses (1) are non - cash • Non - cash expense for restricted stock amortization was 32.1% (2) of total operating expenses (1) • Operating Expense to Assets Ratio of 0.9% (2) excluding non - cash restricted stock amortization expense MAIN’s internally managed operating structure provides significant operating leverage and greater returns for our stakeholders (1) Total operating expenses, including non - cash share based compensation expense and excluding interest expense (2) Based upon the trailing twelve month period ended March 31, 2020

# MAIN Maintains a Significant Operating Cost Advantage

Operating Expenses as a Percentage of Total Assets(1)



4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
MAIN (2)
MAIN Excl. Share-Based Comp. (3)
Other BDCs (4)(5)
Other BDCs Excl. Share-Based Comp. (4)(6)
Commercial Banks (7)

(1) Total operating expenses excluding interest expense
(2) For the trailing twelve month period ended March 31, 2020
(3) For the trailing twelve month period ended March 31, 2020, excluding non-cash share-based compensation expense
(4) Other BDCs includes dividend paying BDCs that have been publicly-traded for at least two years and have total assets greater than $500 million based on individual SEC Filings as of December 31, 2019; specifically includes: AINV, ARCC, BBDC, BKCC, CCAP, CGBD, CSWC, FDUS, FSK, GAIN, GBDC, GSBD, HTGC, MRCC, NEWT, NMFC, OCSI, OCSL, OFS, PFLT, PNNT, PSEC, SAR, SCM, SLRC, SUNS, TCPC, TPVG, TSLX and WHF
(5) Calculation represents the average for the companies included in the group and is based upon the trailing twelve month period ended December 31, 2019 as derived from each company's SEC filings
(6) Calculation represents the average for the companies included in the group and excludes non-cash share-based compensation. Based upon the trailing twelve month period ended December 31, 2019 as derived from each company's SEC filings
(7) Source: SNL Financial. Calculation represents the average for the trailing twelve month period ended December 31, 2019 and includes commercial banks with a market capitalization between $500 million and $3 billion

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 17

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 18 Stable, Long - Term Leverage – Significant Unused Capacity MAIN maintains a conservative capital structure, with limited overall leverage and low cost, long - term debt Capital structure is designed to match expected duration and fixed/floating rate nature of investment portfolio assets (1) As of March 31 , 2020 MAIN’s credit facility had $740.0 million in total commitments from 18 relationship banks, with an accordion feature w hic h could increase total commitments up to $800.0 million (2) Revolver rate reflects the rate based on LIBOR effective as of the contractual reset date as of April 1, 2020 Facility Interest Rate Maturity Principal Drawn $740.0 million Credit Facility (1) L+1.875% floating (3.5% (2) ) September 2023 (fully revolving until maturity) $277.0 million Notes Payable 4.5% fixed Redeemable at MAIN's option at any time, subject to certain make whole provisions; Matures December 1, 2022 $185.0 million Notes Payable 5.2% fixed Redeemable at MAIN's option at any time, subject to certain make whole provisions; Matures May 1, 2024 $325.0 million SBIC Debentures 3.5% fixed (weighted average) Various dates between 2020 - 2030 (weighted average duration = 5.4 years) $304.8 million

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 19 MAIN (2) Internally Managed BDC’s (3)(5) Externally Managed BDC’s (4)(5) Long - term Maturity of Debt Obligations MAIN’s conservative capital structure provides long - term access to attractively - priced and structured debt facilities • Allows for investments in assets with long - term holding periods / illiquid positions and greater yields and overall returns • Provides downside protection and liquidity through economic cycles • Allows MAIN to be opportunistic during periods of economic uncertainty $277.0 $20.0 $40.0 $16.0 $63.8 $75.0 $75.0 $15.0 $185.0 $325.0 0 50 100 150 200 250 300 350 400 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 (in millions) Credit Facility SBIC debentures 4.50% Notes due 2022 5.20% Notes due 2024 (1) (2) (1) Based upon outstanding balance as of March 31, 2020; total commitments at March 31 , 2020 were $740.0 million (2) Issued in November 2017; redeemable at MAIN’s option at any time, subject to certain make - whole provisions (3) Issued in April 2019 with a follow - on issuance in December 2019; redeemable at MAIN’s option at any time, subject to certain mak e - whole provisions (3)

MAIN ST CAPITAL CORPORATION

# Interest Rate Impact and Sensitivity

**While MAIN's financial results are subject to significant impact from changes in interest rates, upside is greater than downside due to majority fixed rate debt obligations and majority floating rate debt investments with minimum interest rate floors**

- 75% of MAIN's outstanding debt obligations have fixed interest rates(4), limiting the increase in interest expense
- 73% of MAIN's debt investments bear interest at floating rates(4), the majority of which contain contractual minimum index rates, or "interest rate floors" (weighted-average floor of approximately 110 basis points)(5)
- Provides MAIN the opportunity to achieve significant increases in net investment income if interest rates rise, with limited remaining negative impact if interest rates fall

The following table illustrates the approximate annual changes in the components of MAIN's net investment income due to hypothetical increases (decreases) in interest rates(1)(2) (dollars in thousands):

| Basis Point Increase (Decrease) in Interest Rate | Increase (Decrease) in Interest Income | (Increase) Decrease in Interest Expense(3) | Increase (Decrease) in Net Investment Income | Increase (Decrease) in Net Investment Income per Share(6) |
|---|---|---|---|---|
| (150) | (5,814) | 2,750 | (3,064) | (0.05) |
| (125) | (5,567) | 2,750 | (2,817) | (0.04) |
| (100) | (5,259) | 2,750 | (2,509) | (0.04) |
| (75) | (4,637) | 2,078 | (2,559) | (0.04) |
| (50) | (4,000) | 1,385 | (2,615) | (0.04) |
| (25) | (2,171) | 693 | (1,478) | (0.02) |
| 25 | 3,150 | (693) | 2,457 | 0.04 |
| 50 | 6,438 | (1,385) | 5,053 | 0.08 |
| 75 | 9,761 | (2,078) | 7,683 | 0.12 |
| 100 | 13,108 | (2,770) | 10,338 | 0.16 |
| 125 | 16,542 | (3,463) | 13,079 | 0.20 |
| 150 | 19,979 | (4,155) | 15,824 | 0.25 |

(1) Assumes no changes in the portfolio investments, outstanding revolving credit facility borrowings or other debt obligations existing as of March 31, 2020

(2) Assumes that all LIBOR and prime rates would change effectively immediately on the first day of the period. However, the actual contractual LIBOR rate reset dates would vary throughout each month generally on either a monthly or quarterly basis across both the investments and our revolving credit facility

(3) The hypothetical (increase) decrease in interest expense would be impacted by the changes in the amount of debt outstanding under our revolving credit facility, with interest expense (increasing) decreasing as the debt outstanding under our revolving credit facility increases (decreases)

(4) As of March 31, 2020

(5) Weighted-average interest rate floor calculated based on debt principal balances as of March 31, 2020

(6) Per share amount is calculated using shares outstanding as of March 31, 2020

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 20

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 21 At - The - Market (ATM) Equity Program Provides permanent capital to match indefinite or long - term holding period for LMM investments Facilitates maintenance of conservative leverage position Issued equity is accretive to NAV per share Provides significant benefits vs traditional overnight equity offerings • Provides equity capital and liquidity on an as - needed basis, avoiding dilution from larger overnight equity offerings • Provides equity capital at significantly lower cost • Avoids negative impact to stock price from larger overnight equity offerings Raised net proceeds of $437.7 million since inception in 2015 (1) • Average sale price is approximately 64% above average NAV per share over same period (1) • Resulted in economic cost savings of approximately $22.2 million when compared to traditional overnight equity offering (1)(2) ATM Equity Program provides efficient, low cost capital • Provides permanent capital to match growth of LMM investments on an as - needed basis • Provides significant economic cost savings compared to traditional overnight equity offerings (1) Through March 31, 2020 (2) Assumes 6% all - in cost for traditional overnight equity offering

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 22 Lower Middle Market (LMM) Investment Strategy Investment Objectives • High cash yield from secured debt investments (10.1% weighted - average cash coupon as of March 31, 2020); plus • Dividend income and periodic capital gains from equity investments Investments are structured for (i) protection of capital, (ii) high recurring income and (iii) meaningful capital gain opportunity Focus on self - sponsored, “one stop” financing opportunities • Partner with business owners and entrepreneurs • Recapitalization, buyout, growth and acquisition capital • Extensive network of grass roots referral sources • Strong and growing “Main Street” brand recognition / reputation Provide customized financing solutions Investments have low correlation to the broader debt and equity markets and attractive risk - adjusted returns LMM investment strategy differentiates MAIN from its competitors and provides attractive risk - adjusted returns

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 23 LMM Investment Opportunity Large and critical portion of U.S. economy • 175,000+ domestic LMM businesses (1) LMM is under - served from a capital perspective and less competitive Inefficient asset class generates pricing inefficiencies • Typical entry enterprise values between 4.5X – 6.5X EBITDA • Typical entry leverage multiples between 2.0X – 4.0X EBITDA to MAIN debt investment Partner relationship with the management teams of our portfolio companies vs a “commoditized vendor of capital” MAIN targets LMM investments in established, profitable companies Characteristics of LMM provide beneficial risk - reward investment opportunities (1) Source: U.S. Census 2012 – U.S. Data Table by Enterprise Receipt Size; 2012 County Business Patterns and 2012 Economic Census; i ncludes Number of Firms with Enterprise Receipt Size between $10,000,000 and $99,999,999

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 24 Private Loan Investment Strategy Investment Objectives • Access proprietary investments with attractive risk - adjusted return characteristics • Generate cash yield to support MAIN monthly dividend Investment Characteristics • Investments in companies that are consistent with the size of companies in our LMM and Middle Market portfolios • Proprietary investments originated through strategic relationships with other investment funds on a collaborative basis • Current Private Loan portfolio companies have weighted - average EBITDA of approximately $51.9 million (1) Investments in secured debt investments • First lien, senior secured debt investments • Floating rate debt investments 8% – 12% targeted gross yields • Weighted - average effective yield (2) of 9.0% (3) • Net returns positively impacted by lower overhead requirements and modest use of leverage • Floating rate debt investments provide matching with MAIN’s floating rate credit facility Private Loan portfolio investments are primarily debt investments in privately held companies which have been originated through strategic relationships with other investment funds on a collaborative basis, and are often referred to in the debt markets as “club deals” (1) This calculation excludes three Private Loan portfolio companies as EBITDA is not a meaningful metric for these portfolio com pan ies (2) Weighted - average effective yield includes amortization of deferred debt origination fees and accretion of original issue discoun t, but excludes fees payable upon repayment of the debt instruments and any debt investments on non - accrual status (3) Weighted - average effective yield is calculated using the applicable floating interest rate as of March 31, 2020

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 25 Middle Market Debt Investment Strategy Investment Objective • Generate cash yield to support MAIN monthly dividend Investments in secured and/or rated debt investments • First lien, senior secured debt investments • Floating rate debt investments Larger companies than the LMM investment strategy • Current Middle Market portfolio companies have weighted - average EBITDA of approximately $80.6 million (1) Large and critical portion of U.S. economy • Nearly 200,000 domestic Middle Market businesses (2) More relative liquidity than LMM investments 6% – 10% targeted gross yields • Weighted - average effective yield (3) of 8 .1% (4) • Net returns positively impacted by lower overhead requirements and modest use of leverage • Floating rate debt investments provide matching with MAIN’s floating rate credit facility MAIN maintains a portfolio of debt investments in Middle Market companies (1) This calculation excludes one Middle Market portfolio company as EBITDA is not a meaningful metric for this portfolio com pany (2) Source: National Center for The Middle Market; includes number of U.S. domestic businesses with revenues between $10 m ill ion and $1 billion (3) Weighted - average effective yield includes amortization of deferred debt origination fees and accretion of original issue discoun t, but excludes fees payable upon repayment of the debt instruments and any debt investments on non - accrual status (4) Weighted - average effective yield is calculated using the applicable floating interest rate as of March 31, 2020

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 26 Asset Management Business In May 2012, MAIN (1) entered into an investment sub - advisory agreement with the investment adviser to HMS Income Fund, Inc., a non - listed BDC • MAIN (1) provides asset management services, including sourcing, diligence and post - investment monitoring • MAIN (1) receives 50% of the investment adviser’s base management fee and incentive fees – MAIN (1) base management fee – 1% of total assets – MAIN (1) incentive fees – 10% of net investment income above a hurdle and 10% of net realized capital gains Benefits to MAIN • No significant increases to MAIN’s operating costs to provide services (utilize existing infrastructure and leverage fixed costs) • No invested capital – monetizing the value of MAIN franchise • Significant positive impact on MAIN’s financial results – $2.3 million contribution to net investment income in the first quarter of 2020 (2) – $11.7 million contribution to net investment income for the year ended December 31, 2019 (2) – $61.6 million of cumulative unrealized appreciation as of March 31, 2020 MAIN’s asset management business represents additional income diversification and the opportunity for greater stakeholder returns MAIN’s internally managed operating structure provides MAIN’s stakeholders the benefits of this asset management business (1) Through MAIN’s wholly owned unconsolidated subsidiary, MSC Adviser I, LLC (2) Contribution to Net Investment Income includes (a) dividend income received by MAIN from MSC Adviser I, LLC and (b) operating ex penses allocated from MAIN to MSC Adviser I, LLC

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 27 Total Investment Portfolio Includes complementary LMM debt and equity investments, Private Loan debt investments and Middle Market debt investments Total investment portfolio at fair value consists of approximately 49% LMM / 26% Private Loan / 18% Middle Market / 7% Other (1) Portfolio investments 181 LMM, Private Loan and Middle Market portfolio companies • Average investment size of $ 12.6 million (2) • Largest individual portfolio company represents 4.4% (3) of total investment income and 3.0% of total portfolio fair value (most investments are less than 1%) • Ten non - accrual investments, which represent 1.3% of the total investment portfolio at fair value and 5.3% at cost. • Weighted - average effective yield (4) of 9 .7% Significant diversification Diversity provides structural protection to investment portfolio, revenue sources, income, and cash flows • Issuer • Industry • Transaction type (1) Other includes MSC Adviser I, LLC, MAIN’s External Investment Manager (2) As of March 31, 2020; based on cost (3) Based upon total investment income for the trailing twelve month period ended March 31, 2020 (4) Weighted - average effective yield includes amortization of deferred debt origination fees and accretion of original issue discoun t, but excludes fees payable upon repayment of the debt instruments and any debt investments on non - accrual status • Geography • End markets • Vintage

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 28 Portfolio Snapshot – Significant Diversification (1) Excludes the External Investment Manager, as described in MAIN’s public filings 12/31/2017 12/31/2018 12/31/2019 3/31/2020 Number of Portfolio Companies Lower Middle Market 70 69 69 70 Private Loans 54 59 65 63 Middle Market 62 56 51 48 Other Portfolio (1) 11 11 11 11 Total 197 195 196 192 $ Invested - Cost Basis Lower Middle Market 776.5$ $ 990.9 $ 1,002.2 $ 991.5 % of Total 38.7% 43.7% 41.2% 41.4% Private Loans 489.2$ $ 553.3 $ 734.8 $ 740.1 % of Total 24.4% 24.4% 30.3% 31.0% Middle Market 629.7$ $ 608.8 $ 572.3 $ 540.8 % of Total 31.4% 26.8% 23.6% 22.6% Other Portfolio (1) 109.4$ $ 116.0 $ 118.4 $ 118.5 % of Total 5.5% 5.1% 4.9% 5.0% Total 2,004.8$ $ 2,269.0 $ 2,427.7 $ 2,390.9

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 29 Portfolio Snapshot – Significant Diversification (cont.) (1) Excludes the External Investment Manager, as described in MAIN’s public filings 12/31/2017 12/31/2018 12/31/2019 3/31/2020 $ Invested - Fair Value Lower Middle Market 948.2$ $ 1,195.0 $ 1,206.9 $ 1,168.2 % of Total 44.5% 50.0% 47.7% 50.6% Private Loans 467.5$ $ 507.9 $ 692.1 $ 629.1 % of Total 22.0% 21.3% 27.4% 27.2% Middle Market 609.3$ $ 576.9 $ 522.1 $ 418.4 % of Total 28.6% 24.2% 20.7% 18.1% Other Portfolio (1) 104.6$ $ 108.3 $ 106.7 $ 95.5 % of Total 4.9% 4.5% 4.2% 4.1% Total 2,129.5$ $ 2,388.2 $ 2,527.8 $ 2,311.2 % of Total $ Invested in Debt (Cost Basis) Lower Middle Market 520.9$ $ 680.7 $ 660.1 $ 635.8 % of Total of Lower Middle Market 67.1% 68.7% 65.9% 64.1% Private Loans 457.8$ $ 514.5 $ 695.5 $ 700.0 % of Total of Total Private Loans 93.6% 93.0% 94.6% 94.6% Middle Market 612.4$ $ 586.2 $ 542.4 $ 510.4 % of Total of Total Middle Market 97.3% 96.3% 94.8% 94.4% Other Portfolio -$ $ - $ - $ - % of Total of Total Other Portfolio 0.0% 0.0% 0.0% 0.0% Total 1,591.1$ $ 1,781.3 $ 1,898.0 $ 1,846.2 % of Total Portfolio 79.4% 78.5% 78.2% 77.2%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 30 Portfolio Snapshot – Significant Diversification (cont.) 12/31/2017 12/31/2018 12/31/2019 3/31/2020 % of Total $ Invested in Debt that is First Lien (Cost Basis) Lower Middle Market 511.0$ $ 670.5 $ 647.4 $ 623.3 % of Lower Middle Market 98.1% 98.5% 98.1% 98.1% Private Loans 432.6$ $ 473.4 $ 663.2 $ 667.4 % of Total Private Loans 94.5% 92.0% 95.4% 95.4% Middle Market 554.2$ $ 515.4 $ 495.2 $ 463.6 % of Total Middle Market 90.5% 87.9% 91.3% 90.8% Other Portfolio -$ $ - $ - $ - % of Total Other Portfolio 0.0% 0.0% 0.0% 0.0% Total 1,497.9$ $ 1,659.3 $ 1,805.8 $ 1,754.3 % of Total Portfolio Debt Investments 94.1% 93.1% 95.1% 95.0% % of Total Investment Portfolio 74.7% 73.1% 74.4% 73.4%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 31 Total Portfolio by Industry (as a Percentage of Cost) (1) (1) Excluding MAIN’s Other Portfolio investments and the External Investment Manager, as described in MAIN’s public filings, whic h r epresent approximately 5% of the total portfolio Machinery, 8% Commercial Services & Supplies, 5% Aerospace & Defense, 5% Energy Equipment & Services, 5% Construction & Engineering, 5% IT Services, 5% Health Care Providers & Services, 5% Internet Software & Services, 4% Media, 4% Diversified Telecommunication Services, 4% Leisure Equipment & Products, 4% Hotels, Restaurants & Leisure, 4% Electronic Equipment, Instruments & Components, 4% Oil, Gas & Consumable Fuels, 3% Specialty Retail, 3% Communications Equipment, 3% Professional Services, 3% Food Products, 3% Software, 3% Distributors, 3% Diversified Financial Services, 2% Containers & Packaging, 2% Computers & Peripherals, 1% Diversified Consumer Services, 1% Trading Companies & Distributors, 1% Transportation Infrastructure, 1% Food & Staples Retailing, 1% Construction Materials, 1% Chemicals, 1% Internet & Catalog Retail, 1% Other, 5%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 32 LBO/MBO Acquisition Recapitalization/ Refinancing Diversified Total Portfolio (as a Percentage of Cost) (1) Invested Capital by Transaction Type Invested Capital by Geography (2) 22% 20% 27% 14% 17% (1) Excluding MAIN’s Other Portfolio investments and the External Investment Manager, as described in MAIN’s public filings, whic h r epresent approximately 5% of the total portfolio (2) Based upon portfolio company headquarters and excluding any MAIN investments headquartered outside the U.S., which represent app roximately 2% of the total portfolio Growth Capital 12% 40% 44% 4%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 33 LMM Investment Portfolio 70 portfolio companies / $1,168.2 million in fair value • 49% of total investment portfolio at fair value Debt yielding 11.8% (1) (64% of LMM portfolio at cost) • 98% of debt investments have first lien position • 63% of debt investments earn fixed - rate interest • Approximately 795 basis point net cash interest margin vs “matched” fixed interest rate on SBIC debentures Equity in 99% of LMM portfolio companies representing 41% average ownership position (36% of LMM portfolio at cost) • Opportunity for fair value appreciation, capital gains and cash dividend income • 62% of LMM companies (2) with direct equity investment are currently paying dividends • Fair value appreciation of equity investments supports Net Asset Value per share growth • Lower entry multiple valuations, lower cost basis • $176.6 million, or $2.74 per share, of cumulative pre - tax net unrealized appreciation at March 31, 2020 LMM Investment Portfolio consists of a diversified mix of secured debt and lower cost basis equity investments (1) Weighted - average effective yield includes amortization of deferred debt origination fees and accretion of original issue discoun t, but excludes fees payable upon repayment of the debt instruments and any debt investments on non - accrual status (2) Includes the LMM companies which (a) MAIN is invested in direct equity and (b) are treated as flow - through entities for tax purp oses; based upon dividend income for the trailing twelve month period ended March 31, 2020

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 34 LMM Investment Portfolio Median LMM portfolio credit statistics: • Senior leverage of 2 .6 x EBITDA through MAIN debt position • 3.0x EBITDA to senior interest coverage • Total leverage of 2.6x EBITDA including debt junior in priority to MAIN • Free cash flow de - leveraging improves credit metrics and increases equity appreciation Average investment size of $16.7 million at fair value or $14.2 million on a cost basis (less than 1% of total investment portfolio) Opportunistic, selective posture toward new investment activity over the economic cycle High quality, seasoned LMM portfolio • Total LMM portfolio investments at fair value equals 118 % of cost • Equity component of LMM portfolio at fair value equals 162% of cost • Significant portion of LMM portfolio has de - leveraged and experienced equity appreciation LMM Investment Portfolio is a pool of high quality, seasoned assets with attractive risk - adjusted return characteristics

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 35 Private Loan Investment Portfolio 63 investments / $629.1 million in fair value • 26% of total investment portfolio at fair value Average investment size of $11.7 million (1) (less than 1% of total portfolio) Investments in secured debt instruments • 94% of Private Loan portfolio is secured debt • 95% of Private Loan debt portfolio is first lien term debt Debt yielding 9.0% (2) • 91% of Private Loan debt investments bear interest at floating rates (3) , providing matching with MAIN’s floating rate credit facility • Approximately 550 basis point net cash interest margin vs “matched” floating rate on the MAIN credit facility Private Loan Investment Portfolio provides a diversified mix of investments and sources of income to complement the LMM Investment Portfolio (1) As of March 31, 2020; based on cost (2) Weighted - average effective yield includes amortization of deferred debt origination fees and accretion of original issue discoun t, but excludes fees payable upon repayment of the debt instruments and any debt investments on non - accrual status (3) 88% of floating interest rates on Private Loan debt investments are subject to contractual minimum “floor” rates

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 36 Middle Market Investment Portfolio 48 investments / $418.4 million in fair value • 18% of total investment portfolio at fair value Average investment size of $11.3 million (1) (less than 1% of total portfolio) Investments in secured and /or rated debt investments • 94% of Middle Market portfolio is secured debt • 91% of Middle Market debt portfolio is first lien term debt Debt yielding 8.1% (2) • 96% of Middle Market debt investments bear interest at floating rates (3) , providing matching with MAIN’s floating rate credit facility • Approximately 450 basis point net cash interest margin vs “matched” floating rate on the MAIN credit facility More investment liquidity compared to LMM Middle Market Investment Portfolio provides a diversified mix of investments and diverse sources of income to complement the LMM Investment Portfolio and a potential source of liquidity for MAIN’s future investment activities (1) As of March 31, 2020; based on cost (2) Weighted - average effective yield includes amortization of deferred debt origination fees and accretion of original issue discoun t, but excludes fees payable upon repayment of the debt instruments and any debt investments on non - accrual status (3) 75% of floating interest rates on Middle Market debt investments are subject to contractual minimum “floor” rates

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 37 Main Street Capital Corporation Appendix

MAIN ST CAPITAL CORPORATION

# MAIN Income Statement Summary

| ($ in 000's) | Q1 19[1] | Q2 19 | Q3 19 | Q4 19 | Q1 20[2] | Q1 20 vs. Q1 19 % Change[3] |
|---|---|---|---|---|---|---|
| Total Investment Income | $ 61,365 | $ 61,293 | $ 60,068 | $ 60,649 | $ 56,150 | (8)% |
| Expenses: | | | | | | |
| Interest Expense | (11,916) | (12,329) | (12,893) | (13,122) | (12,441) | (4)% |
| G&A Expense | (7,629) | (6,969) | (5,591) | (5,477) | (4,327) | 43% |
| Distributable Net Investment Income (DNII) | 41,820 | 41,995 | 41,584 | 42,050 | 39,382 | (6)% |
| DNII Margin % | 68.1% | 68.5% | 69.2% | 69.3% | 70.1% | |
| Share-based compensation | (2,329) | (2,378) | (2,572) | (2,803) | (2,837) | (22)% |
| Net Investment Income | 39,491 | 39,617 | 39,012 | 39,247 | 36,545 | (7)% |
| Net Realized Gain (Loss)[1][2] | (5,927) | (2,554) | (5,876) | (949) | (21,866) | NM |
| Net Unrealized Appreciation (Depreciation)[1][2] | 10,906 | 4,624 | (3,246) | (23,533) | (194,381) | NM |
| Income Tax Benefit (Provision) | (3,069) | (3,433) | 4,012 | 1,249 | 8,264 | NM |
| Net Increase (Decrease) in Net Assets | $ 41,401 | $ 38,254 | $ 33,902 | $ 16,014 | $(171,438) | NM |

(1) Excludes the effect of the $5.5 million realized loss recognized in the first quarter of 2019 on the repayment of the SBIC debentures issued prior to the date of the Main Street Capital II, LP acquisition which had previously been accounted for on the fair value method of accounting and the related accounting reversals of prior unrealized depreciation; The net effect of this item has no effect on Net Increase in Net Assets or Distributable Net Investment Income

(2) Excludes the effect of the $0.5 million realized loss recognized in the first quarter of 2020 on the repayment of the SBIC debentures issued prior to the date of the Main Street Capital II, LP acquisition which had previously been accounted for on the fair value method of accounting and the related accounting reversals of prior unrealized depreciation; The net effect of this item has no effect on Net Increase in Net Assets or Distributable Net Investment Income

(3) Percent change from prior year is based upon impact (increase/(decrease)) on Net Increase (Decrease) in Net Assets

NM – Not Measurable / Not Meaningful

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 38

MAIN ST CAPITAL CORPORATION

# MAIN Per Share Change in Net Asset Value (NAV)

| ($ per share) | Q1 19[1] | Q2 19 | Q3 19 | Q4 19 | Q1 20[2] |
|---|---|---|---|---|---|
| Beginning NAV | $ 24.09 | $ 24.41 | $ 24.17 | $ 24.20 | $ 23.91 |
| Distributable Net Investment Income | 0.68 | 0.67 | 0.66 | 0.66 | 0.61 |
| Share-Based Compensation Expense | (0.04) | (0.04) | (0.04) | (0.04) | (0.04) |
| Net Realized Gain (Loss)[1][2] | (0.10) | (0.04) | (0.09) | (0.01) | (0.34) |
| Net Unrealized Appreciation (Depreciation)[1][2] | 0.19 | 0.07 | (0.05) | (0.37) | (3.01) |
| Income Tax Benefit (Provision) | (0.06) | (0.05) | 0.06 | 0.02 | 0.13 |
| Net Increase in Net Assets | 0.67 | 0.61 | 0.54 | 0.26 | (2.65) |
| Regular Monthly Dividends to Shareholders | (0.585) | (0.60) | (0.615) | (0.615) | (0.615) |
| Supplemental Dividends to Shareholders | - | (0.25) | - | (0.24) | - |
| Accretive Impact of Stock Offerings[3] | 0.22 | 0.08 | 0.09 | 0.28 | 0.06 |
| Other[4] | 0.02 | (0.08) | 0.01 | 0.02 | 0.02 |
| Ending NAV | $ 24.41 | $ 24.17 | $ 24.20 | $ 23.91 | $ 20.73 |
| Weighted Average Shares | 61,864,688 | 62,880,035 | 63,297,943 | 63,775,000 | 64,536,471 |

Certain fluctuations in per share amounts are due to rounding differences between quarters.

(1) Excludes the effect of the $5.5 million realized loss recognized in the first quarter of 2019 on the repayment of the SBIC debentures issued prior to the date of the Main Street Capital II, LP acquisition which had previously been accounted for on the fair value method of accounting and the related accounting reversals of prior unrealized depreciation; The net effect of this item has no effect on Net Increase in Net Assets or Distributable Net Investment Income

(2) Excludes the effect of the $0.5 million realized loss recognized in the first quarter of 2020 on the repayment of the SBIC debentures issued prior to the date of the Main Street Capital II, LP acquisition which had previously been accounted for on the fair value method of accounting and the related accounting reversals of prior unrealized depreciation; The net effect of this item has no effect on Net Increase in Net Assets or Distributable Net Investment Income

(3) Includes accretive impact of shares issued through the Dividend Reinvestment Plan (DRIP) and ATM program

(4) Includes differences in weighted-average shares utilized for calculating changes in NAV during the period and actual shares outstanding utilized in computing ending NAV and other minor changes

Main Street Capital Corporation NYSE: MAIN mainstcapital.com

Page 39

# MAIN Balance Sheet Summary

| ($ in 000's, except per share amounts) | Q1 19 | Q2 19 | Q3 19 | Q4 19 | Q1 20 |
|---|---|---|---|---|---|
| LMM Portfolio Investments | $ 1,214,179 | $ 1,213,697 | $ 1,199,633 | $ 1,206,865 | $ 1,168,150 |
| Middle Market Portfolio Investments | 566,700 | 519,614 | 548,710 | 522,083 | 418,442 |
| Private Loan Investments | 539,990 | 594,421 | 627,893 | 692,117 | 629,094 |
| Other Portfolio Investments | 109,902 | 111,119 | 110,632 | 106,739 | 95,481 |
| External Investment Manager | 65,820 | 69,578 | 70,328 | 74,520 | 61,580 |
| Cash and Cash Equivalents | 47,368 | 70,548 | 52,281 | 55,246 | 54,188 |
| Other Assets | 50,940 | 50,801 | 55,901 | 53,979 | 48,553 |
| Total Assets | $ 2,594,899 | $ 2,629,778 | $ 2,665,378 | $ 2,711,549 | $ 2,475,488 |
| Credit Facility | $ 340,000 | $ 122,000 | $ 150,000 | $ 300,000 | $ 277,000 |
| SBIC Debentures[1] | 314,702 | 315,189 | 305,768 | 306,188 | 299,146 |
| Notes Payable | 357,292 | 603,678 | 604,215 | 507,824 | 507,892 |
| Other Liabilities | 60,408 | 67,829 | 73,340 | 61,147 | 55,279 |
| Net Asset Value (NAV) | 1,522,497 | 1,521,082 | 1,532,055 | 1,536,390 | 1,336,170 |
| Total Liabilities and Net Assets | $ 2,594,899 | $ 2,629,778 | $ 2,665,378 | $ 2,711,549 | $ 2,475,487 |
| Total Portfolio Fair Value as % of Cost | 109% | 109% | 108% | 107% | 99% |
| Common Stock Price Data: | | | | | |
| High Close | $ 39.21 | $ 41.80 | $ 44.34 | $ 43.68 | $ 45.00 |
| Low Close | 33.99 | 37.49 | 40.90 | 41.27 | 15.74 |
| Quarter End Close | 37.20 | 41.12 | 43.21 | 43.11 | 20.51 |

(1) Includes adjustment to the face value of MSC II SBIC debentures pursuant to the fair value method of accounting elected for such MSC II SBIC borrowings; Total par value of MAIN's SBIC debentures at March 2020 was $304.8 million

Main Street Capital Corporation NYSE: MAIN mainstcapital.com

Page 40

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 41 MAIN Corporate Data Board of Directors Valerie L. Banner SVP, General Counsel & Corporate Secretary Exterran Corporation Vincent D. Foster Executive Chairman Main Street Capital Corporation Arthur L. French Retired CEO/Executive J. Kevin Griffin SVP, Financial Planning & Analysis Novant Health, Inc. Dwayne L. Hyzak CEO Main Street Capital Corporation John E. Jackson President & CEO Spartan Energy Partners, LP Brian E. Lane CEO & President Comfort Systems USA Kay Matthews Board of Directors SVB Financial Group and Coherent, Inc. Dunia A. Shive Board of Directors Kimberly - Clark Corporation and Trinity Industries, Inc. Board of Directors (cont.) Stephen B. Solcher SVP, Finance and Operations & Chief Financial Officer BMC Software Executive Officers Dwayne L. Hyzak Chief Executive Officer David L. Magdol President & Chief Investment Officer Vincent D. Foster, Executive Chairman Jesse E. Morris Chief Operating Officer and Executive Vice President Brent D. Smith Chief Financial Officer & Treasurer Jason B. Beauvais SVP, General Counsel, Secretary & Chief Compliance Officer Nicholas T. Meserve Managing Director (MD) Lance A. Parker Vice President & Chief Accounting Officer Research Coverage Mitchel Penn Janney Montgomery Scott (410) 583 - 5976 Bryce Rowe National Securities Corporation (212) 417 - 8243 Robert J. Dodd Raymond James (901) 579 - 4560 Kenneth S. Lee RBC Capital Markets (212) 905 - 5995 Michael Ramirez SunTrust Robinson Humphrey (404) 926 - 5607 Corporate Headquarters 1300 Post Oak Blvd, 8 th Floor Houston, TX 77056 Tel: (713) 350 - 6000 Fax: (713) 350 - 6042 Independent Registered Public Accounting Firm Grant Thornton, LLP Houston, TX Corporate Counsel Dechert, LLP Washington, D.C. Securities Listing Common Stock – NYSE: MAIN Transfer Agent American Stock Transfer & Trust Co. Tel: (800) 937 - 5449 www.astfinancial.com Investor Relation Contacts Dwayne L. Hyzak Chief Executive Officer Brent D. Smith Chief Financial Officer Tel: (713) 350 - 6000 Ken Dennard Zach Vaughan Dennard Lascar Investor Relations Tel: (713) 529 - 6600 Management Executive Committee Dwayne L. Hyzak, Chief Executive Officer David L. Magdol, President & Chief Investment Officer Vincent D. Foster, Executive Chairman Investment Committee Dwayne L. Hyzak, Chief Executive Officer David L. Magdol, President & Chief Investment Officer Vincent D. Foster, Executive Chairman Please visit our website at www.mainstcapital.com for additional information